UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Meadowbrook Insurance Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MEADOWBROOK INSURANCE GROUP, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
MEADOWBROOK INSURANCE GROUP, INC.
PROXY STATEMENT
GENERAL
QUESTIONS AND ANSWERS
THE FIRST PROPOSAL ON WHICH YOU ARE VOTING THE ELECTION OF FOUR DIRECTORS
INFORMATION ABOUT THE NOMINEES, THE INCUMBENT DIRECTORS AND OTHER EXECUTIVE OFFICERS
CORPORATE GOVERNANCE
COMPENSATION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
2008 Grants of Plan-Based Awards
Outstanding Equity Awards at December 31, 2008
2008 Option Exercises and Stock Vested
Deferred Compensation
Pension Benefits
Potential Payments upon Termination or Changes in Control
EMPLOYMENT AGREEMENTS
OTHER SENIOR EXECUTIVE EMPLOYMENT AGREEMENTS
Meadowbrook Insurance Group, Inc. Stock Option Plans
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
THE SECOND PROPOSAL ON WHICH YOU ARE VOTING RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT AND RELATED FEES
THE THIRD PROPOSAL ON WHICH YOU ARE VOTING PROPOSAL TO APPROVE THE MEADOWBROOK INSURANCE GROUP, INC. 2009 EQUITY COMPENSATION PLAN
OTHER MATTERS
MEADOWBROOK INSURANCE GROUP, INC. 2009 EQUITY COMPENSATION PLAN

MEADOWBROOK INSURANCE GROUP, INC.

26255 American Drive
Southfield, Michigan 48034
(248) 358-1100
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	May 14, 2009
Time:	2:00 p.m., EST

Place:	Meadowbrook Insurance Group
26255 American Drive
Southfield, Michigan 48034

We invite you to attend the Meadowbrook Insurance Group, Inc. Annual Meeting of Shareholders to:

1.	Elect four directors for a three-year term expiring in 2012, or until the election and qualification of their successors;

2.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm;

3.	Approve the Meadowbrook Insurance Group, Inc. 2009 Equity Compensation Plan; and

4.	Transact any other business that is properly submitted before the Annual Meeting or any adjournments of the Annual Meeting.

The record date for the Annual Meeting is March 13, 2009. Only shareholders of record at the close of business on that date are entitled to vote at the Annual Meeting. This notice was mailed only to those shareholders.

A proxy statement, a proxy card and the Company’s 2008 Annual Report are enclosed. Whether you plan to attend the meeting or not, whether you own a few or many shares of stock, the Board of Directors urges you to vote promptly. You may vote by completing, signing, dating and returning the enclosed proxy card in the enclosed envelope.

By Order of the Board of Directors,

Michael G. Costello
Secretary

Southfield, Michigan
Dated: April 10, 2009

IF YOU DO NOT EXPECT TO ATTEND THE MEETING
PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD
AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE.

MEADOWBROOK INSURANCE GROUP, INC.

PROXY STATEMENT

GENERAL

This Proxy Statement, Proxy Card and Annual Report for the year ended December 31, 2008 are being mailed to the shareholders of Meadowbrook Insurance Group, Inc. (“Meadowbrook” or the “Company”) on or about April 10, 2009 in connection with the solicitation of proxies by the Board of Directors of Meadowbrook. The proxies will be voted upon at the Annual Meeting of Shareholders of Meadowbrook to be held on Thursday, May 14, 2009, at 2:00 p.m. E.S.T. at the Company’s headquarters located at 26255 American Drive, Southfield, Michigan.

Important Notice Regarding the Availability of Proxy Material for the
Shareholder Meeting to Be Held on May 14, 2009:

This Notice and Proxy Statement and our 2008 Annual Report to Shareholders,
which includes the Annual Report on Form 10-K, may be accessed at the Company’s website at www.meadowbrook.com,
where it can be viewed or downloaded.

QUESTIONS AND ANSWERS

1.	What is a proxy?

A proxy is a procedure which enables you, as a shareholder, to authorize someone else to cast your vote for you. The Board of Directors of the Company is soliciting your proxy, and asking you to authorize Robert S. Cubbin, President and Chief Executive Officer, Karen M. Spaun, Senior Vice President and Chief Financial Officer, or Michael G. Costello, Senior Vice President, General Counsel and Secretary of the Company, to cast your vote at the 2009 Annual Meeting. You may, of course, cast your vote in person or abstain from voting, if you so choose. The term proxy is also used to refer to the person who is authorized by you to vote for you.

2.	What is a proxy statement and a proxy card?

A proxy statement is the document the United States Securities and Exchange Commission (the “SEC”) requires to explain the matters on which you are asked to vote. A proxy card is the form by which you may authorize someone else, and in this case, Mr. Cubbin, Ms. Spaun, or Mr. Costello, to cast your vote for you. This proxy statement and proxy card with respect to the Company’s 2009 Annual Meeting were mailed on or about April 10, 2009 to all shareholders entitled to vote at the Annual Meeting.

3.	Who is entitled to vote?

Only holders of shares of the Company’s common stock at the close of business on March 13, 2009 (the “Record Date”) are entitled to vote at the Annual Meeting. Each shareholder of record has one vote for each share of common stock for each matter presented for a vote.

4.	What will I vote on at the Annual Meeting?

At the Annual Meeting, shareholders will vote upon:

(i)	Election of four directors for a three-year term expiring in 2012, or until the election and qualification of their successors;

(ii)	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm;

(iii)	Approve the Meadowbrook Insurance Group, Inc. 2009 Equity Compensation Plan; and

(iv)	Transact any other business that is properly submitted before the Annual Meeting or any adjournments of the Annual Meeting.

5.	How does the Board of Directors recommend I vote on the proposals?

The Board of Directors recommends a vote FOR each proposal.

6.	How can I vote?

You can vote in person or by proxy. To vote by proxy, complete, sign, date and return the enclosed proxy card in the enclosed envelope. If you returned your signed proxy card to the Company before the Annual Meeting, the persons named as proxies on the card will vote your shares as you direct. Shares represented by proxies, which are marked “WITHHELD” to vote for all four nominees for director, or for any individual nominee(s) for election as director(s) and which are not otherwise marked “FOR” the other nominees will not be counted in determining whether a plurality vote has been received for the election of directors. Similarly, shares represented by proxies, which are marked “ABSTAIN” on the proposals to ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company in 2009 and to approve the adoption of the 2009 Equity Compensation Plan will not be counted in determining whether the requisite vote has been received for such proposal. IF YOU WISH TO VOTE IN THE MANNER THE BOARD OF DIRECTORS RECOMMENDS, IT IS NOT NECESSARY TO SPECIFY YOUR CHOICE ON THE PROXY CARD. SIMPLY SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE. You may revoke a proxy at any time before the proxy is voted by:

(i)	Providing written notice of revocation to the Secretary of the Company at the address shown on the Notice of Annual Meeting of Shareholders on the first page of this statement;

(ii)	Submitting another proxy that is properly signed and dated later; or

(iii)	Voting in person at the meeting (but only if the shares are registered in the Company’s records in your name and not in the name of a broker, dealer, bank or other third party).

7.	Is my vote confidential?

Yes, your vote is confidential. Only the inspectors of election and certain employees associated with processing proxy cards and counting the votes have access to your proxy card. All comments received will be forwarded to management on an anonymous basis unless you request that your name be disclosed.

8.	What is a quorum?

There were 57,447,707 shares of the Company’s common stock outstanding on the Record Date. A majority of the outstanding shares, or 28,723,855 shares, present or represented by proxy, constitutes a quorum. A quorum must exist to conduct business at the Annual Meeting. Abstentions and broker non-votes are counted as votes present. A broker non-vote is a proxy a broker submits that does not indicate a vote for the proposal, because the broker does not have discretionary voting authority and the broker did not receive instructions as to how to vote on the proposal.

9.	How does voting work?

If a quorum exists at the Annual Meeting, a plurality vote, being the greatest number, of the shares voted, although not a majority is required to elect the four nominees for director. The four nominees receiving the highest number of votes will be elected. If a quorum is present, the affirmative vote by the holders of a majority of the shares present, or represented by proxy, is required to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2009 and to approve the 2009 Equity Compensation Plan. Broker non-votes are excluded for each of these purposes. Therefore, a broker non-vote will have no effect on the proposals to elect the four nominees for director and ratify the appointment of Ernst & Young LLP as the independent registered pubic accounting firm for the Company in 2009, and to approve the 2009 Equity Compensation Plan.

The Company will vote properly executed proxies it receives prior to the Annual Meeting in the way you direct. If you do not specify instructions, the shares represented by proxies will be voted FOR the nominees for director and FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company in 2009 and FOR the approve of the 2009 Equity Compensation Plan. No other proposals are currently scheduled to be presented at the meeting.

10.	Who pays for the costs of the Annual Meeting?

The Company pays the cost of preparing and printing the proxy statement, proxy card and soliciting proxies. The Company will solicit proxies primarily by mail, but also may solicit proxies personally and by telephone, facsimile or other means. Officers and regular employees of the Company and its subsidiaries also may solicit proxies, but will receive no additional compensation for doing so, nor will their efforts result in more than a minimal cost to the Company. The Company also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding solicitation material to beneficial owners of the Company’s common stock.

11.	What other information about Meadowbrook Insurance Group, Inc. is available?

The Company maintains a corporate website, www.meadowbrook.com, there the Company makes available, free of charge, copies of its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after they are filed. In addition, the Company maintains the charters of its Governance and Nominating Committee, the Compensation Committee, the Audit Committee, the Finance Committee, and the Investment Committee of its Board of Directors on its website, as well as the Company’s Corporate Governance documents, Code of Conduct, and its Business Conduct Policy. Printed copies of the above are available, free of charge, to any shareholder who requests this information.

12.	When are stockholder proposals for the 2009 Annual Meeting due?

All shareholder proposals to be considered for inclusion in next year’s proxy statement under Securities and Exchange Commission Rule 14a-8 must be submitted in writing to the Secretary of the Company at the address shown on the Notice of Annual Meeting of Shareholders on the first page of this booklet by December 11, 2009.

For any proposal that is not submitted for inclusion in next year’s proxy statement but instead is sought to be presented directly at next year’s annual meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if (a) the Company receives notice of the proposal before the close of business on February 24, 2010 and advises shareholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) does not receive notice of the proposal prior to the close of business on February 24, 2010.

The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

THE FIRST PROPOSAL ON WHICH YOU ARE VOTING
THE ELECTION OF FOUR DIRECTORS

The Company’s Board of Directors (the “Board”) is divided into three classes with each class of directors elected to a three-year term of office. At each annual meeting of shareholders, the shareholders elect one class of directors for a three-year term to succeed the class of directors whose term of office expires at that meeting.

This year you are voting on four candidates for director. The Company’s Board, acting upon the recommendation of its Governance and Nominating Committee, has nominated: Robert S. Cubbin, Hugh W. Greenberg, Robert F. Fix, and Florine Mark as directors with terms expiring in 2012. Each nominee currently serves as a director, has consented to their nomination and has agreed to serve as a director, if elected.

If any of the nominees are unable to stand for election, the Company may vote the shares to elect a substitute nominee, who is nominated by the Board, or the number of directors to be elected at the Annual Meeting may be reduced.

The Company’s Board recommends a vote FOR each of the nominees.

INFORMATION ABOUT THE NOMINEES, THE INCUMBENT DIRECTORS AND
OTHER EXECUTIVE OFFICERS

The following is information about the nominees for election as a director, each of the directors whose term of office will continue after the meeting, and the other executive officers of the Company. The information is as of the record date of March 13, 2009.

Nominee Directors — Terms Expiring in 2012

Robert S. Cubbin, age 51, and a director since 1995, was appointed as President and Chief Executive Officer of the Company in May 2002. Prior to then, Mr. Cubbin served as President and Chief Operating Officer since February 1999. Mr. Cubbin is a member of the Finance Committee and the Investment Committee of the Board of the Company. Mr. Cubbin also serves as Chairman of the Board of Directors of the following subsidiaries of the Company: Star Insurance Company (“Star”), Savers Property and Casualty Insurance Company (“Savers”), Williamsburg National Insurance Company (“Williamsburg”), Ameritrust Insurance Corporation (“Ameritrust”), Century Surety Company (“Century”), and ProCentury Insurance Company (“PIC”), (collectively, referred to as the “Insurance Company Subsidiaries”). Mr. Cubbin is also the President of Meadowbrook, Inc. (“Meadowbrook”). From 1996 until his appointment as President and Chief Operating Officer in February 1999, Mr. Cubbin was an Executive Vice President of the Company. Mr. Cubbin joined the Company in 1987, as Vice President and General Counsel. Prior to joining the Company, Mr. Cubbin, was with Plunkett & Cooney, P.C., a Michigan law firm specializing in insurance law. Mr. Cubbin also serves upon the Board of Directors of Citizens Republic Bancorp, Inc., a Michigan-based bank holding company.

Robert F. Fix, age 62, had previously served as a director of ProCentury Corporation (“ProCentury”), prior to the Company’s merger with ProCentury. Mr Fix had been a director of ProCentury, since October 2000. Mr. Fix was elected to the Company’s Board of Directors on October 31, 2008 and is a member of the Audit Committee and the Governance and Nominating Committee of the Board of the Company. Mr. Fix has served as Vice Chairman of the Richmond Mutual Bancorporation, Inc. and the Vice Chairman of its primary subsidiary, First Bank Richmond NA since 2002. Mr. Fix serves as Chairman of the Board of American Trust FSB, also a subsidiary of the Richmond Mutual Bancorporation.

Hugh W. Greenberg, age 78, has been a director since 1985 and is the Chairman of the Governance and Nominating Committee and a member of the Finance Committee and the Compensation Committee of the Board of the Company. He is Chairman of DataNet Quality Systems, which was formerly Detroit Gauge & Tool Company. DataNet Quality Systems develops manufacturing quality control software and systems.

Florine Mark, age 76, has been a director since 1996 and is a member of the Governance and Nominating Committee and the Investment Committee of the Board of the Company. She is President and Chief Executive Officer of The WW Group, Inc., one of the largest franchisee’s of Weight Watchers International.

Incumbent Directors — Terms Expiring in 2011

Robert H. Naftaly, age 71, has been a director since 2002 and is the Chairman of the Compensation Committee and is a member of the Audit Committee and the Finance Committee of the Board of the Company. He is retired as President and Chief Executive Officer of PPOM, an independent operating subsidiary of Blue Cross Blue Shield of Michigan (“BCBSM”) and as Executive Vice President and Chief Operating Officer of BCBSM. Previously, Mr. Naftaly served as Vice President and general auditor of Detroit Edison Company and was the director of the Department of Management and Budget for the State of Michigan. He was a managing partner and founder of Geller, Naftaly, Herbach & Shapiro, a certified public accounting firm. Mr. Naftaly also serves upon the Board of Directors for Sun Communities, Inc.

Robert W. Sturgis, age 67, has been a director since 2000 and is a member of the Audit Committee and the Finance Committee of the Board of the Company. He is a retired director and principal of Tillinghast-Towers Perrin, a global management and actuarial consulting firm.

Bruce E. Thal, age 77, has been a director since 1995 and is the Chairman of the Audit Committee and a member of the Investment Committee and the Finance Committee of the Board of the Company. He is a retired partner of Deloitte & Touche LLP, a public accounting firm.

Jeffrey A. Maffett, age 60, had previously served as a director of ProCentury, prior to the Company’s merger with ProCentury. Mr. Maffett had been a director of ProCentury since October 2000. Mr. Maffett was elected to the Company’s Board of Directors on October 31, 2008 and is a member of the Audit Committee and the Investment Committee of the Board of the Company. Mr. Maffett has been Chairman, President and Chief Executive Officer of Oculina Bank, a subsidiary of Colonial Banc Corp., since November 2003. He also has served as Chairman of Colonial Banc Corp., since 2002. He was President and Chief Executive Officer of Eaton National Bank & Trust Co., a subsidiary of Colonial Banc Corp., from 1989 to 2003.

Incumbent Directors — Terms Expiring in 2010

Merton J. Segal, age 80, is the founder of the Company. Mr. Segal has been a director since 1985 and is Chairman of the Board of the Company and is a member of the Finance Committee and the Investment Committee of the Board. Effective September 30, 2008, Mr. Segal retired as an executive officer of the Company. Mr. Segal holds the designations of Chartered Property & Casualty Underwriter (“CPCU”) and is a Licensed Insurance Counselor (“LIC”).

Joseph S. Dresner, age 83, has been a director since 1985 and he is the Chairman of the Investment Committee of the Board of the Company. Mr. Dresner is Chairman of the Highland Companies, a Detroit-area-based developer and manager of commercial, industrial and residential properties.

David K. Page, age 75, has been a director since 2000 and is the Chairman of the Finance Committee and a member of the Compensation Committee and the Investment Committee of the Board of the Company. Mr. Page is a partner in the Detroit, Michigan law firm of Honigman Miller Schwartz & Cohn. Mr. Page also serves upon the Board of Directors for Keyco Bond Fund, Inc.

Herbert Tyner, age 78, has been a director since 1985 and is a member of the Compensation Committee and the Governance and Nominating Committee of the Board of the Company. He is Chief Executive Officer of Hartman & Tyner, Inc., a Detroit-based real estate developer of land, apartment developments and other real estate holdings in Michigan and Florida.

Other Executive Officers

Karen M. Spaun, age 44, was appointed Chief Financial Officer in 2003 and has served as Senior Vice President of the Company since 2002. She also serves as Director and Vice President of the Insurance Company Subsidiaries, as well as Meadowbrook. In addition, she serves as Treasurer of Meadowbrook. Ms. Spaun joined the Company in 1998 as Director of Investor Relations. In 1997, Ms. Spaun served as Controller of CoverX, an excess and surplus lines company. From 1993 to 1997 she served as Director of Financial Accounting at Citizens Insurance Company, a member of the former Allmerica Financial Corporation. Ms. Spaun previously held financial and accounting positions in public companies and the former Coopers & Lybrand public accounting firm.

Michael G. Costello, age 48, was appointed Senior Vice President, General Counsel and Secretary of the Company in 1999. Mr. Costello also serves as Senior Vice President, General Counsel, and Secretary of the Insurance Company Subsidiaries, as well as Meadowbrook. Mr. Costello joined the Company in 1993 as Vice President and Assistant General Counsel. Mr. Costello was formerly a shareholder with Plunkett & Cooney, P.C., a Michigan law firm specializing in insurance law.

Stephen A. Belden, age 53, is Senior Vice President and Chief Actuary for the Company. Mr. Belden joined the Company in 2003. He previously served as Chief Actuary for Zurich North American Construction from 1995 to 2003. From 1990 to 1995, Mr. Belden worked with Orion Capital Companies as Assistant Vice President and Actuary. In addition, Mr. Belden’s experience includes serving as a consultant with Tillinghast and with Touche, Ross and Company and as an Actuarial Officer for the St. Paul Companies. He started his career in 1977 with Aetna Life and Casualty Insurance Company, where he served in various positions in the Actuarial Department. Mr. Belden holds the designations of both Fellow Casualty Actuarial Society and CPCU.

Christopher J. Timm, age 52, previously served as a senior officer of ProCentury, prior to the Company’s merger. Mr. Timm is an Executive Vice President of the Company. In addition, Mr. Timm serves as a Director and President of Century and PIC. Previously, Mr. Timm was an owner and President of Environmental & Commercial Insurance Agency, Inc., a managing underwriting agency, prior to its sale in 1998.

Robert Christopher Spring, age 55, is Senior Vice President of Business Operations and Chief Informational Officer. He was formerly the President of the Company’s TPA Associates Division, which was acquired by the Company in 1999. Mr. Spring co-founded TPA Associates in 1993. He served as Executive Vice President of TPA from 1993 through 2000. He previously served as Assistant Vice President with American Mutual Insurance Companies from 1987 through 1989. From 1989 through 1993, Mr. Spring worked with Towers Perrin as a risk management consultant. He began his career in 1977 with Signature Group, an Illinois insurance company.

Archie S. McIntyre, age 43, is Senior Vice President of Business Development for the Company. In addition, Mr. McIntyre serves as a Director for the Insurance Company Subsidiaries. Mr. McIntyre joined the Company in 1986. From 1986 to 1988, Mr. McIntyre held various positions in the agency, marketing and finance divisions of the Company. From 1988 to 1996, Mr. McIntyre was a manager for the Company’s public entity division. In 1996, Mr. McIntyre was named Vice President managing the Company’s Alabama Branch office. In 1999, Mr. McIntyre was appointed to manage the Company’s Business Development Department, which includes strategic planning, marketing, acquisitions, new business due diligence and implementation, and corporate communications. Mr. McIntyre graduated from the University of Michigan-Dearborn and holds an Associate in Risk Management designation.

Kenn R. Allen, age 60, is Senior Vice President of the Company and President of the Meadowbrook Insurance Agency and also serves as a Director and Vice President for Star, Savers, Williamsburg and Ameritrust. Mr. Allen has served as President of the Meadowbrook Insurance Agency since 1986. Prior to joining the Company, Mr. Allen held many positions at Wells Fargo, formerly known as Republic Hogg Robinson, where he was a Regional Senior Vice President for its self-funded groups/associations, self-insureds and property/casualty business. Mr. Allen is a graduate of the University of Cincinnati and Henry Ford College. His credentials include Certified Insurance Counselor and Certified Hazard Control Manager.

Joseph E. Mattingly, age 49, became Senior Vice President — Insurance Operations of the Company in 2007. Mr. Mattingly also serves as a Director of the Insurance Company Subsidiaries and is President of Star, Savers, Ameritrust, and Williamsburg. In addition, he also serves as Director of Meadowbrook. He is responsible for corporate underwriting, claims, loss control, premium audit, reinsurance, business development, and information services. Mr. Mattingly joined the Company in 2003. He served as branch manager for the Company’s office in Overland Park, Kansas from 2004 until November 2006. From 1997 to 2003, he held the position of Vice President with One Beacon Insurance. Prior to 1997, Mr. Mattingly held various positions at Great American Insurance and The Hartford Insurance Group. Mr. Mattingly is a graduate of the University of Missouri.

James M. Mahoney, age 58, became Senior Vice President — Field Operations of the Company in 2007. In addition, Mr. Mahoney also serves as a Director of the Insurance Company Subsidiaries. He is responsible for management of the Company’s branch operations. Mr. Mahoney joined the Company in 2000. He served as branch manager for the Company’s office in Andover, Massachusetts from 2000 through 2006. From 1978 to 1995, he held various positions, including New England Regional Executive, Northeast Zone Executive, and Corporate Vice President — Field Operations, at The Hanover Insurance Company. In 1995, Mr. Mahoney joined the Lumber Insurance Group as Senior Vice President. Mr. Mahoney is a graduate of Merrimack College and holds a CPCU designation.

CORPORATE GOVERNANCE

Board Matters

In 2008, the Board met nine times and Committees of the Board held twenty-three additional meetings. During 2008, each of the directors attended (in the aggregate) at least 75% of the total number of meetings of the Board and the total number of meetings held by all the Committees of the Board upon which he/she served.

It is the policy of the Board to encourage attendance by its members at all meetings of the Board and Committees of the Board. Eight of the ten members of the Board attended the 2008 Annual Meeting.

Independence Determination

The Board has determined that Messrs. Dresner, Greenberg, Naftaly, Page, Sturgis, Thal, Tyner, Fix, Maffett and Ms. Mark are independent, in accordance with the New York Stock Exchange’s independence standards, as modified or supplemented, and these directors have no other relationship that would impair such independence.

Executive Sessions

Executive sessions of non-management directors were held at each regularly scheduled meeting of the Board, as well as at each meeting of the Audit Committee, Governance and Nominating Committee, and Finance Committee. Executive sessions were held at all Investment and Compensation Committee meetings except for one occasion, respectively. Executive sessions are presided over by the Chairman of each Committee with the Chairman of the Finance Committee presiding over the executive sessions of the Board.

Committees of the Board of Directors

The Board has established Corporate Governance Guidelines. Also, the Board has established an Audit Committee, Compensation Committee, Finance Committee, Investment Committee and Governance and Nominating Committee. Each of the Committees of the Board has adopted a Committee Charter. A current copy of each Committee’s Charter is available on the Company’s website at www.meadowbrook.com.

Audit Committee

The Audit Committee is responsible for reviewing the services of the Company’s independent registered public accounting firm and actuaries, consults with the accountants and actuaries, reviews the financial statements and loss reserves of the Company and internal controls of the Company and monitors the Internal Audit Department of the Company. The Audit Committee members are: Bruce E. Thal (Chairman), Robert F. Fix, Robert H. Naftaly, Jeffrey A. Maffett, and Robert W. Sturgis. The members of the Audit Committee satisfy the independence and experience requirements of the New York Stock Exchange. In addition, the Board has determined that Bruce E. Thal qualifies as “audit committee financial expert,” as defined by the SEC. The Audit Committee met four times in 2008. Refer to the Audit Committee Report below for details of the Committee’s proceedings during 2008.

Compensation Committee

The Compensation Committee is responsible for assuring that our named executives are appropriately compensated in relation to their duties, responsibilities and performance and that executive compensation plans are aligned with long-term shareholder value. The Compensation Committee’s Charter authorizes the Compensation Committee to review and approve the goals and objectives for the Chief Executive Officer, evaluate his performance and approve his compensation. The Compensation Committee recommends to the Board the base salary levels, bonuses and equity compensation for the Chief Executive Officer. In addition, the Compensation Committee approves the guidelines to determine salary levels, bonuses and equity compensation for other executive officers and managers of the Company. The Compensation Committee reviews and makes recommendations with respect to the Company’s compensation plans and is responsible for administering the Company’s 2002 Amended and Restated Stock Option Plan and the Company’s Long Term Incentive Plan, as well as approving any equity awards to applicable employees. The Compensation Committee has authority to directly retain outside consultants of its selection to assist with the development of the Company’s compensation and benefits programs. In 2008, the Compensation Committee did retain Towers Perrin to review the Company’s compensation plans.

The Compensation Committee members are Robert H. Naftaly (Chairman), Hugh W. Greenberg, David K. Page, and Herbert Tyner. The Compensation Committee met eight times in 2008. The report of the Compensation Committee is set forth later in this proxy statement.

Finance Committee

The Finance Committee reviews the Company’s banking relationships, potential acquisitions, capital strategy, financial results, loss reserves, and litigation relating to the Company. Members of the Finance Committee are David K. Page (Chairman), Hugh W. Greenberg, Robert W. Sturgis, Robert H. Naftaly, Bruce E. Thal, Merton J. Segal and Robert S. Cubbin. The Finance Committee met four times in 2008.

Investment Committee

The Investment Committee reviews and approves the Company’s Investment Policy Guidelines, investment transactions of the Company, consults with the Company’s outside investment manager, and monitors investment performance and adherence to the Company’s Investment Policy Guidelines. The Investment Committee members are Joseph S. Dresner (Chairman), Robert S. Cubbin, Jeffrey A. Maffett, Florine Mark, David K. Page, Merton J. Segal and Bruce E. Thal. The Investment Committee met five times in 2008.

Governance and Nominating Committee

The Governance and Nominating Committee reviews the criteria for the selection of senior executives and directors of the Company. The Governance and Nominating Committee reviews the performance of the directors and recommends directors for election to the Board. The Governance and Nominating Committee monitors compliance with the Company’s Code of Conduct and other corporate governance policies. The Governance and Nominating Committee also reviews and approves any related-party transactions involving the Company. The Governance and Nominating Committee members are Hugh W. Greenberg (Chairman), Robert F. Fix, Florine Mark, and Herbert Tyner. The Governance and Nominating Committee met two times in 2008.

The Charter for the Governance and Nominating Committee is available to shareholders on the Company’s website, at www.meadowbrook.com. Each member of the Governance and Nominating Committee is independent as defined in the New York Stock Exchange’s independence standards, as those standards have been modified or supplemented, and these Directors have no other relationship that would impair their independence.

The Governance and Nominating Committee’s policy is to consider director candidates recommended by shareholders. Such recommendations must be made pursuant to timely notice in writing to:

Meadowbrook Insurance Group, Inc.
26255 American Drive
Southfield, Michigan 48034-2438
Attention: Governance and Nominating Committee

The Governance and Nominating Committee has not established specific minimum qualifications or skills for directors to possess. The Governance and Nominating Committee uses a subjective process for identifying and evaluating nominees for director, based upon the information available to members of the Governance and Nominating Committee and the current needs of the Company. The Governance and Nominating Committee does not believe there would be any difference in the manner in which it evaluates nominees based on whether the nominee is recommended by a shareholder or director. Historically, nominees have been the existing directors or persons with significant business, insurance, accounting, actuarial or legal experience.

Code of Conduct

The Company has adopted a Code of Conduct that applies to all of its employees, officers and directors, including its principal executive officer, principal financial officer, chief accounting officer or persons performing similar functions. Annually, the Company reviews the Code of Conduct for any amendments, which thereafter would be reviewed and approved by the Governance and Nominating Committee and the Board. No changes were made in 2008.

The Company’s Code of Conduct contains written standards that are intended to deter wrongdoing and promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accurate, timely, and understandable disclosures in reports and documents that we file with, or submit to, the SEC and in other public communications we make;

•	Compliance with applicable governmental laws, rules and regulations;

•	Prompt internal reporting of violations of the Code of Conduct to an appropriate person; and

•	Accountability for adherence to the Code of Conduct.

In addition, the Company has a Whistleblower Policy, which allows employees to anonymously report on ethical or illegal conduct on the part of employees. All reports are investigated by the Compliance Officer and reported to the Audit Committee of the Board for further action.

The Company has also posted the Code of Conduct on its website at www.meadowbrook.com. The Company will provide a copy of the Code of Conduct to any person, without charge and upon request. Requests for a copy of the Code of Conduct, Corporate Governance Guidelines or Committee Charters should be made to the Secretary of the Company at 26255 American Drive, Southfield, Michigan 48034. The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of our Code of Conduct that applies to our principal executive officer, principal financial officer, controller or persons performing similar functions and that relates to any element of the code definition enumerated in Securities and Exchange Commission, Regulation S-K, Item 406(b) by posting such information on our website at www.meadowbrook.com within five business days following the date of the amendment or waiver. To date, no such waivers have been made.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former employee of the Company or any of its subsidiaries. No member of the Compensation Committee had any relationship with the Company, which would have required disclosure in this Proxy Statement under the caption “Certain Relationships and Related Party Transactions.” No executive officer of the Company served on the Compensation Committee or as a director of any other entity whose executive officer(s) served on the Company’s Compensation Committee or Board.

Shareholder Communications with Directors

Any shareholder may communicate directly with the Board, or with any one or more individual members of the Board. A shareholder wishing to do so, should address the communication to “Board of Directors” or to one or more individual members of the Board and submit the communication to the Company at the address of the Company noted on the first page of this Notice of Meeting and Proxy Statement. All such communications received by the Company and addressed to the Board will be forwarded to the Chairman of the Board, or to the individual member or members of the Board, if addressed to them.

All of these communications will be reviewed by our Secretary to filter out communications that are not appropriate, specifically, spam or communications offering to buy or sell products or services. The Secretary will forward all remaining communications to the appropriate directors.

Any interested party may communicate with our non-management directors by writing to:

Meadowbrook Insurance Group, Inc.
26255 American Drive
Southfield, Michigan 48034
Attention: Non-Management Directors

COMPENSATION OF DIRECTORS

Director Compensation

During 2008, directors who were not officers of the Company received an annual retainer fee of $30,000, plus $1,500 for each board or committee meeting attended in 2008. Directors, who served as chairman of a committee of the Board, received an additional annual retainer of $5,000.

The following table provides information regarding compensation paid to the individuals who served as non-employee directors of the Company during the year ended December 31, 2008:

					Change in
					Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

David K. Page	78,500	—	—	—	—	—	78,500
Bruce E. Thal	69,500	—	—	—	—	—	69,500
Joseph S. Dresner	54,500	—	—	—	—	—	54,500
Hugh W. Greenberg	77,000	—	—	—	—	—	77,000
Robert W. Sturgis	55,500	—	—	—	—	—	55,500
Florine Mark	49,500	—	—	—	—	—	49,500
Robert H. Naftaly	77,000	—	—	—	—	—	77,000
Herbert Tyner	57,000	—	—	—	—	—	57,000
Jeffrey A. Maffett(1)	—	—	—	—	—	—	—
Robert F. Fix(1)	—	—	—	—	—	—	—

(1)	The Company paid no compensation to Messrs. Maffett and Fix in 2008, because each received their full annual retainer for 2008 from ProCentury Corporation.

The Committee retained Towers Perrin in 2008 to review the competitiveness of the Company’s non-employee director compensation program. Towers Perrin compared the Company’s non-employee director compensation program to those among a group of fifteen comparably-sized insurance companies, which was supplemented with general industry data. The median annual revenue of the comparable companies was approximately $677 million, which approximated the Company’s estimated annual revenue following the merger of ProCentury. Non-employee director pay levels were gathered from the most recent proxy statement filings. When conducting its analysis, Towers Perrin noted the Company’s cash compensation per non-employee director was within ten percent of the market median of cash compensation for comparable companies. Since the Company does not provide for equity compensation to non-employee directors, Towers Perrin noted that the Company was well below the market median for equity compensation.

As a result, Towers Perrin recommended the Company provide a competitive non-employee director pay package to heighten its ability to recruit new directors. Towers Perrin recommended a competitive pay range of plus/minus ten percent of the market median to fairly compensate directors for their time commitment to the Company. Based on the analysis performed by Towers Perrin and to bring the Company within the competitive range, Towers Perrin made the following recommendations: (1) increase the annual board retainer to $40,000 from $30,000; and (2) increase the chairperson retainer for the finance, audit and compensation committee chairpersons to $10,000 from $5,000. Towers Perrin recommended the board and committee meeting fees remain the same at $1,500. The Committee approved these recommendations of Towers Perrin. On February 13, 2009, the Board voted to approve these recommendations, which became effective January 1, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of the Record Date the beneficial ownership of the Company’s common stock by: (i) each person known by the Company to beneficially own five percent or more of such shares, (ii) each nominee and incumbent director, (iii) each person named in the Summary Compensation Table, and (iv) all nominees and incumbent directors and Executive Officers as a group, together with their respective percentage ownership of the outstanding shares. Unless otherwise indicated, each individual has sole investment and voting power with respect to such shares.

	Amount and Nature of		Percent
Name of Beneficial Owner	Beneficial Ownership(1)		of Class

Directors and Executive Officers
Merton J. Segal (Chairman of the Board)	1,613,170	(2,3)	2.8%
Robert S. Cubbin (Executive Officer and Director)	389,217		*
Michael G. Costello (Executive Officer)	37,300		*
Karen M. Spaun (Executive Officer)	66,585		*
Kenn R. Allen (Executive Officer)	55,464		*
Stephen A. Belden (Executive Officer)	20,139		*
Archie S. McIntyre (Executive Officer)	51,843		*
Robert C. Spring (Executive Officer)	16,305		*
James M. Mahoney (Executive Officer)	43,979		*
Joseph E. Mattingly (Executive Officer)	17,462		*
Christopher J. Timm (Executive Officer)	347,620		*
Joseph S. Dresner (Director)	108,188		*
Robert F. Fix (Director)	50,000	(4)	*
Hugh W. Greenberg (Director)	109,012	(5)	*
Jeffrey A. Maffett (Director)	722,190	(6)	1.3%
Florine Mark (Director)	20,000	(7)	*
Robert H. Naftaly (Director)	50,000		*
David K. Page (Director)	174,000	(8)	*
Robert W. Sturgis (Director)	23,300		*
Bruce E. Thal (Director)	128,000	(9)	*
Herbert Tyner (Director)	186,377	(10)	*

All Directors and Executive Officers as a group	4,230,151		7.4%
5% Beneficial Owners (excluding Directors and Executive Officers)
Dimensional Fund Advisors, Inc.	4,608,546	(11)	8.0%
Goldman Sachs Asset Management	3,466,975	(12)	6.0%

All Directors, Executive Officers and 5% Beneficial Owners	12,305,672		21.4%

*	Less than 1%.

(1)	There were no outstanding stock options exercisable within 60 days of the Record Date.

(2)	Address is 26255 American Drive, Southfield, Michigan 48034.

(3)	Includes 1,525,331 shares held in a trust by Mr. Segal’s spouse. Also, includes 807 shares held by Mr. Segal’s spouse.

(4)	Includes 12,500 shares held by Mr. Fix’s spouse.

(5)	Includes 109,012 shares held by a family Trust established by Mr. Greenberg.

(6)	Includes 571,065 shares held by Colonial Banc Corp. Mr. Maffett is Chairman of the Board and may be deemed to share beneficial ownership of these shares. Also, includes 700 shares owned by the Colonial Banc Corp. Profit Sharing Plan and 1,187 shares owned by Mr. Maffett’s spouse.

(7)	These shares are held in trust by Ms. Mark.

(8)	Includes 24,000 shares held by Mr. Page’s spouse, who holds them as custodian for Mr. Page’s grandchildren.

(9)	Includes 6,000 shares held in trust by Mr. Thal’s spouse and 44,000 shares held in trust by Mr. Thal. Also includes 36,000 shares in a partnership and 2,000 shares held in trust by Mr. Thal’s grandnephews. Mr. Thal may be deemed to share beneficial ownership in these shares held by his grandnephews, because he has voting power over these shares.

(10)	Includes 136,377 shares held by Hartman & Tyner, Inc. Mr. Tyner is President and is greater than 10% stockholder of Hartman & Tyner, Inc. Mr. Tyner may be deemed to share beneficial ownership of these shares.

(11)	Address is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746. Based on a Schedule 13G filed with the SEC dated February 9, 2009, Dimensional Fund Advisors, Inc. held sole voting power and sole dispositive power of 4,608,546 shares.

(12)	Address is 32 Old Slip, New York, NY 10005. Based on Schedule 13G filed with the SEC dated February 5, 2009, Goldman Sachs Asset Management held sole voting power and sole dispositive power of 3,466,975 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s directors, executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and any subsequent changes in ownership with the SEC within prescribed time limits. The Company believes that, for the reporting period January 1, 2008 to December 31, 2008, all executive officers, directors, and ten percent or more shareholders complied with the reporting requirements under Section 16(a), except for the initial reporting of share ownership by Christopher Timm in conjunction with Mr. Timm becoming a Section 16 filer as a result of being appointed an executive officer of the Company, due to the merger with ProCentury. This Form 3 was required to be filed on August 11, 2008, but was not filed until August 14, 2008.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion & Analysis

Overview

The Compensation Committee (the “Committee”) of the Board, among other things, authorized by its Committee Charter (the “Charter”) to assure that our management is appropriately compensated in relation to their duties, responsibilities and performance and that executive compensation plans are aligned with long-term shareholder value. The Charter authorizes the Committee to review and approve the goals and objectives for the Chief Executive Officer, evaluate his performance and approve the compensation (base salary, annualized bonus, long term incentive or other equity awards) of the Chief Executive Officer. The Committee is responsible for reviewing recommendations made by the Chief Executive Officer relating to the compensation of our principal executive officers who report to the Chief Executive Officer. In addition, the Committee is responsible for the administration of our annualized bonus plan, as well as, our long term incentive plan or other equity-based compensation. Finally, the Committee is authorized to periodically review our compensation philosophy relating to salaries, bonuses, long term incentives and other equity-based compensation paid to our senior management.

It is our policy to offer a compensation package including a competitive salary, incentive bonus and equity-based compensation, based upon individual and Company performance, as well as, other competitive benefits. Our compensation policy for our named executive officers is similar to that of other employers and is intended to promote, attract and retain a talented pool of management, encourage continued performance and attainment of corporate and personal goals, as well as, further promote our success by aligning the executive officers’ financial interests with long term shareholder value. Generally, it is our policy to pay within a competitive range (plus/minus ten percent of the market median) to fairly compensate our executive officers.

The primary elements of our executive compensation consist of: (1) base salary, (2) annual incentive bonus, and (3) long term incentive or equity-based awards. The criteria for determining the Chief Executive Officer’s base salary includes level of responsibility, corporate performance, personal contribution to the Company’s success, experience, expertise and market data for our competitors in the insurance industry, supplemented by general industry data. Criteria for determining the Chief Executive Officer and other executive officers’ annual incentive bonus, includes corporate performance, personal contribution to the Company, achievement of individually established goals, market data for our competitors in the insurance industry and the attainment of other corporate objectives. Criteria for awarding long term incentive awards or equity awards to the Chief Executive Officer and the other executive officers includes level of responsibility, expected future contributions, market data for our competitors in the insurance industry and actual achievement of individually established goals.

Other benefits and perquisites consist of a qualified 401(k) savings plan, a non-qualified deferred compensation plan, automobile allowance, and other miscellaneous perquisites summarized within the Summary Compensation Table.

Compensation Assessment

In 2008, the Committee engaged Towers Perrin to provide it with updated information and recommendations regarding the Company’s compensation plans, as well as the compensation for our Chief Executive Officer and other principal executive officers, who report to the Chief Executive Officer. This engagement was prompted by the amount of time that had passed since the last analysis of Towers Perrin, as well as, the recent merger with ProCentury. Towers Perrin met with the Committee and management to discuss the Company’s current compensation philosophy and the key objectives for its compensation program. Towers Perrin conducted a market review of our compensation program. The market review considered general industry data of companies similar in size and revenue of the Company, which was supplemented with similar insurance industry information. In addition to the general industry data, Towers Perrin reviewed the 2007 pay levels of fifteen insurance companies, specifically, One Beacon Insurance Group, Ltd., Selective Insurance Group, Inc., Philadelphia Consolidated Holding Corporation, State Auto Financial Corporation, Argo Group International Holdings, Ltd., Harleysville Group, Inc., ProAssurance Corporation, Navigators Group, Inc., RLI Corporation, Inc., AmTrust Financial Services, Inc., Tower Group, Inc., Darwin Professional Underwriters, Inc., First Mercury Financial Corporation, American Physicians Capital, Inc. and Northpointe Holdings Corporation.

Based on its analysis and discussions with the Committee, Towers Perrin recommended that select positions receive market based increases in order to place the executive at plus/minus ten percent of the market median for his or her current position. In terms of annual incentive compensation, Towers Perrin recommended market-based increases for certain executives to align them with the market median for their positions. Towers Perrin noted that the long term incentive opportunities for senior executives were well below the market median. Because increases at or near the market median were unaffordable to the Company given current market competitive conditions, Towers Perrin recommended the use of restricted stock awards to senior executives, in order to bring them near the competitive range. Issuance of restricted stock awards would require achievement by the Company of certain financial targets and would be based upon the individual’s performance. The award of restricted stock awards would be within the discretion of the Committee. If granted, the awards would vest over a four year period and would be subject to forfeiture in the event the executive was terminated for “cause,” as defined within his or her employment agreement, or voluntarily resigned his or her position.

The recommendations of Towers Perrin were approved by the Committee. On February 13, 2009, the Board approved the recommendation.

Base Salary

Base salary is established based on various criteria consisting of level of responsibility, corporate performance, personal contribution to our success, experience, expertise and market data for our competitors in the insurance industry. We provide the opportunity for our executive officers to earn a competitive annual base salary. Generally, we believe executive base salaries should be set within the competitive range of salaries for executives in similar positions at comparable companies. Base salaries are reviewed annually and increases are based on corporate performance and individual performance. For 2008, the average increase in salaries of the named executive officers from 2007 salaries was approximately 5%.

Annual Incentive Bonus

In addition to base salaries, we have established a variable compensation annual bonus plan (the “Bonus Plan”) as an incentive for performance of our executive officers. We believe performance based cash bonuses are an important factor in providing incentives to executive officers to achieve pre-defined annual objectives. Criteria for determining the named executive officers’ annual incentive bonus includes corporate performance, personal contribution to our success, achievement of individually established goals, market data for our competitors in the insurance industry and the attainment of other corporate objectives.

The Bonus Plan is a discretionary cash bonus plan premised upon a targeted growth in net after-tax earnings on a year over year basis. Each year, the Committee and our Board establish a new target based upon prior year performance and the forecasted performance levels anticipated for the following year. If the minimum threshold is met, the Bonus Plan is funded from 0% up to a maximum of 120% of the targeted bonus pool. The amount of the bonus pool is established by aggregating the individual targets for each participant, which is a percentage of salary.

At the end of the year, the Committee and the Board review performance in relation to performance targets and then finalize the total bonus pool to be utilized to pay cash bonuses to the management team based upon overall corporate and individual participant goals. At the discretion of the Board, actual bonuses paid may be above or below targeted bonus levels. The Company’s external auditors review the formula for compliance prior to any payout being considered by the Board. Ultimately, all awards are reviewed and approved by the Committee and the Board both at inception and distribution.

In February 2008, the Board, upon recommendation of the Committee, established target bonus awards, based on a percentage of salary for each named executive officer. In February 2009, the Committee and the Board determined that actual performance was above the minimum, but below the target applicable performance goals for 2008. On February 13, 2009, the Committee and the Board approved the distribution of the annual bonus awards for 2008 performance.

Long Term Incentive Plan Compensation

We provide the opportunity for our named executive officers and other executives to earn a long-term incentive award under our Long Term Incentive Plan (the “LTIP”). The LTIP is intended to provide an incentive to management to improve performance over a three-year period, thereby increasing shareholder value. The LTIP is not discretionary and is based upon a target for an average three-year return on beginning equity. One-half of any LTIP award is paid in cash and one-half is paid in common stock. The cash portion of the award is paid in three annual installments, with the first payment being paid as of the end of the performance period. The remaining two payments would be paid in the subsequent two years. Any unpaid portion of a cash award is subject to forfeiture if the participant voluntarily leaves, or is discharged for cause. The stock portion of the award is issued as a stock award under the terms and conditions of our 2002 Amended and Restated Stock Option Plan as of the end of the performance period. The number of shares of common stock awarded is based upon the closing stock price at the beginning of the performance period. A participant’s percentage is established by the Committee and the Board in advance of any new LTIP award. Ultimately, all awards under the LTIP are reviewed and approved by the Board both at inception and distribution.

The first performance period was for the years 2004-2006 (“2004 LTIP Grant”). On February 9, 2007, the Committee and the Board approved the targets for the 2007-2009 performance period (“2007 LTIP Grant”).

With the ProCentury merger, the Committee and Board determined that the Company’s opportunity for successfully integrating the ProCentury merger would be heightened and shareholder value increased, if all participants were in the same equity-based plan beginning in 2009. As a result, the Committee approved the termination of Company’s current 2007 LTIP Grant effective December 31, 2008 and established a new plan for 2009-2011 based upon new performance targets. Based on this amendment, the current LTIP participants received their award based on a two-year performance period, rather than a three-year period. Therefore, the total award was approximately two-thirds of the original three-year award.

On February 13, 2009, the Committee and the Board approved a 100% distribution of the LTIP award for the 2007-2008 plan years, as described above, based upon our performance over the amended two-year performance period.

Stock Options

In addition to the above variable compensation plans, we also provide for the granting of stock options under our 2002 Amended and Restated Stock Options Plan (the “Plan”). The Plan is intended to further our interests and our shareholders interests by attracting, retaining, and motivating key management. The Plan provides for the grant of stock options (which may be nonqualified options or incentive stock options for tax purposes) and restricted stock awards.

The Committee is authorized to determine the terms and conditions of all restricted stock awards and option grants, subject to the limitations that the option price per share may not be less than the fair market value of a share of common stock on the date of grant and the term of an option may not be longer than ten years. Payment of the option price may be made in any manner specified by the Committee (which may include payment in cash or common stock or by “cashless exercise”).

We did not grant any stock options during 2008 and have not granted any stock options since 2003.

Executive Perquisites

We provide the opportunity for our named executive officers to receive certain perquisites, such as automobile allowances and reimbursement for club membership dues. We also offer participation in our defined contribution 401(k) plan, as well as a non-qualified deferred compensation plan. In addition, our named executive officers occasionally receive tickets to sporting events or entertainment for personal use if the tickets are not needed for business use, for which we do not incur incremental costs. These benefits are provided as an additional incentive for our executives and to remain competitive within the marketplace for such talent. These perquisites are summarized within the Other Compensation Table below.

Chief Executive Officer Compensation

For 2008, the Committee established thirteen performance objectives for Mr. Cubbin. The performance goals included financial, operational and entity-wide control objectives. The financial objectives included goals for return on equity, earnings per share, targeted combined ratio, growth of after-tax profit, written premium, and fee and commission revenue. The operational goals included a benchmark for the implementation of new programs, growth of the Company’s fee based business, consideration of strategic acquisitions and integration of ProCentury. Further, the entity-wide control objectives included implementation of a risk assessment policy, and maintenance of the internal controls over financial reporting. The Committee determined that Mr. Cubbin achieved substantially all of these performance objectives for 2008. Mr. Cubbin’s base salary for the year ended December 31, 2008 was $620,000. In addition, Mr. Cubbin received an annual bonus of $144,000 for his performance in 2008, which was paid in February 2009.

Summary Compensation Table

The following table sets forth information concerning the compensation of our Chief Executive Officer, Chief Financial Officer and the three most highly compensated Executive Officers, other than the Chief Executive Officer and Chief Financial Officer, whose total annual salary and bonus exceeded $100,000 and includes all compensation paid to such officers during 2008:

								Change in
								Pension
								Value and
							Non-Equity	Nonqualified
					Stock	Option	Incentive Plan	Deferred
				Bonus	Awards	Awards	Compensation	Compensation	All Other
			Salary	(2)	(3)	(4)	(5)	Earnings	Compensation	Total
Name and Principal Position	Year		($)	($)	($)	($)	($)	($)	($)	($)

Robert S. Cubbin	2008		620,000	144,000	160,516	—	321,000	—	34,927	1,280,443
President, Chief Executive	2007		565,000	450,000	160,484	—	—	—	34,358	1,209,842
Officer and Director	2006		526,250	400,000	148,526	68,646	405,000	—	116,210	1,664,632
Karen M. Spaun	2008		267,000	51,400	49,605	—	99,200	—	15,606	482,811
Senior Vice President and	2007		254,750	170,000	49,595	—	—	—	14,579	488,924
Chief Financial Officer	2006		243,500	170,000	33,006	4,219	90,000	—	12,329	553,054
Merton J. Segal	2008	(1)	288,750	57,750	96,260	—	192,500	—	99,251	734,511
Chairman of the Board	2007		385,000	225,000	96,240	—	—	—	47,640	753,880
	2006		382,500	225,000	156,530	6,838	426,825	—	38,583	1,236,276
Michael G. Costello	2008		276,000	53,000	51,005	—	102,000	—	23,660	505,665
Senior Vice President — General	2007		262,500	170,000	50,995	—	—	—	21,915	505,410
Counsel and Secretary	2006		252,000	170,000	36,471	10,012	99,450	—	21,777	589,710
Stephen A. Belden	2008		265,000	51,400	31,003	—	62,000	—	15,715	425,118
Senior Vice President — Chief Actuary
James M. Mahoney	2008		250,000	50,000	28,127	—	56,250	—	21,694	406,071
Senior Vice President Field Operations	2007		225,000	140,000	28,122	—	—	—	75,991	469,113

(1)	Mr. Segal retired as an executive officer of the Company effective September 30, 2008. Therefore, the salary indicated in the above table represents only nine months of Mr. Segal’s annual base salary.

(2)	Annual Incentive Bonuses, as described above, are included in this column. The incentive bonuses represent bonuses earned in 2008, but paid in 2009.

(3)	Reflects the expense recognition in our financial statements for the year ended December 31, 2008, under Statement of Financial Accounting Standards No. 123(R) for the equity portion of the 2007 LTIP Grant.

(4)	Assumptions used in determining fair value are disclosed within Note 1 of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2008.

(5)	For 2008, the amounts shown represent the cash portion of the LTIP award for the 2007 LTIP Grant, which was fully earned as of December 31, 2008. For 2006, the amounts shown represent the cash portion of the LTIP award for the 2004 LTIP Grant, which was fully earned as of December 31, 2006. These awards are paid out in three annual installments, with the first payment being paid as of the end of the performance period. The remaining two payments will be paid in the subsequent two years. Any unpaid portion of a cash award is subject to forfeiture if the participant voluntarily leaves, or is discharged for cause.

All Other Compensation included in the Summary Compensation Table above includes the following components:

			401(k)	Life
	Club	Auto	Matching	Insurance	Interest	Consulting
	Memberships	Allowance	Contributions	Premiums(1)	Payments(2)	Agreement(3)	Total
Name	($)	($)	($)	($)	($)	($)	($)

Robert S. Cubbin	14,456	9,000	6,900	630	3,941	—	34,927
Karen M. Spaun	—	7,200	6,900	630	876	—	15,606
Merton J. Segal	14,475	6,750	6,900	473	4,153	66,500	99,251
Michael G. Costello	7,962	7,200	6,900	630	968	—	23,660
Stephen A. Belden	—	7,200	6,900	630	985	—	15,715
James M. Mahoney	6,300	7,200	6,900	614	680	—	21,694

(1)	Represents the dollar value of any insurance premiums we paid with respect to life insurance for the benefit of the named executive officer.

(2)	Represents interest payments, pursuant to the LTIP, paid in connection with the named executive officer’s LTIP payment for the prior plan year payment, which is paid over a three-year period, as described above.

(3)	Represents the earned portion pursuant to Mr. Segal’s Consulting Agreement entered into with the Company, which is further described below within the Certain Relationships and Related Party Transactions section of this proxy statement.

The above table excludes any event tickets of the Company’s that may have been utilized by the named executive officer for which the Company did not incur any additional incremental costs.

2008 Grants of Plan-Based Awards

During 2008, there were no grants of any plan-based awards that would result in future pay-outs. For the LTIP, awards are paid at the end of the specified performance period, as described above in the Compensation Discussion & Analysis. The performance period under the current LTIP ended December 31, 2008. The cash portion of the awards distributed under the LTIP for 2008 are reported above in the Summary Compensation Table within the column titled Non-Equity Incentive Plan Compensation. The stock portion of the awards distributed under the LTIP for 2008 are reported below in the 2008 Option Exercises and Stock Vested table.

There were no stock options granted to the named executive officers in 2008.

Employment Agreements

The Committee utilized outside compensation counsel to assist it with regard to employment agreements for our senior executives. The outside counsel reviewed the existing employment agreements between the Company and its senior executives. The Committee discussed the employment agreements as they related to other companies both in size and type of industry. The Committee approved employment agreements, the length and amount of severance due the executive in the event his or her employment was terminated without “cause” or “without good reason,” or in the event his or her employment was terminated as a result of a “change of control” as those phrases are defined in the respective employment agreements.

After reviewing the report and discussing it with management, the Committee approved certain revisions to the employment agreements between the Company and Mr. Cubbin and Mr. Costello. In addition, the Committee approved new employment agreements for Ms. Spaun and Messrs. Mahoney, Mattingly, Belden, McIntyre and Spring, which were intended to replace the previously At-Will and Severance Agreements between the Company and the respective executives. These agreements are described in more detail within the Employment Agreements section of this proxy statement.

Long Term Incentive Plan Award

As described above within the Compensation Discussion and Analysis — Long Term Incentive Plan Compensation of this proxy statement, we grant a long term performance based incentive award to each of our executive officers and other employees pursuant to the LTIP. These incentive awards are based on performance over a three-year period, which is paid one half in cash and one half in common stock.

Stock Options

There were no stock options granted to the named executive officers or any other employees in 2008.

Outstanding Equity Awards at December 31, 2008

The following table sets forth information regarding all unexercised stock options held by each of our named executive officers as of December 31, 2008.

	Option Awards
	Number of Securities
	Underlying
	Unexercised Options		Option Exercise
	Exercisable	Unexercisable	Price	Option Expiration
Name	(#)	(#)	($)	Date

Robert S. Cubbin	25,000	—	16.26	1/1/2009
Karen M. Spaun	1,500	—	16.26	1/1/2009
Merton J. Segal	—	—	—	—
Michael G. Costello	7,500	—	16.26	1/1/2009
Stephen A. Belden	—	—	—	—
James M. Mahoney	—	—	—	—

2008 Option Exercises and Stock Vested

The following table provides information regarding options exercised and shares of stock that vested for each of our named executive officers as of December 31, 2008.

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares Acquired	Realized on	Shares Acquired	Realized on
	on Exercise	Exercise	on Vesting	Vesting
Name	(#)	($)	(#)	($)

Robert S. Cubbin	—	—	32,457	191,172
Karen M. Spaun	—	—	10,030	59,079
Merton J. Segal	—	—	19,464	114,644
Michael G. Costello	—	—	10,313	60,746
Stephen A. Belden	—	—	6,269	36,924
James M. Mahoney	—	—	5,688	33,500

As previously indicated, we provide the opportunity for our named executive officers to earn a long-term incentive award under our LTIP. In 2008, we attained 100% of the performance targets under the LTIP and on February 13, 2009, the Committee and the Board approved the distribution of the LTIP award, which includes that 50% of the award be distributed in stock. The number of shares of common stock awarded is paid based upon the closing stock price at the beginning of the performance period. The stock awarded in connection with the LTIP under the 2002 Amended and Restated Stock Option Plan was 100% vested at the time of distribution. The number of shares reported under the stock awards column in the above table, represent those shares distributed to the named executive officers in February 2009, for the 2007-2008 LTIP period, as previously described.

Deferred Compensation

The following table sets forth information regarding deferred compensation for each of our named executive officers as of December 31, 2008.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
	in Last FY	in Last FY	in Last FY	Distributions	at Last FY
Name	($)	($)	($)	($)	($)

Robert S. Cubbin	103,500	—	(68,959)	—	138,367
Karen M. Spaun	—	—	—	—	—
Merton J. Segal	—	—	—	—	—
Michael G. Costello	35,100	—	(20,507)	(10,746)	36,041
Stephen A. Belden	42,300	—	(40,283)	—	62,630
James M. Mahoney	—	—	—	—	—

Our Executive Nonqualified Excess Plan (the “Excess Plan”) is intended to be a nonqualified deferred compensation plan. The Excess Plan allows certain employees, including the named executive officers, to defer receipt of current compensation in order to provide retirement and other benefits, as provided for in the Excess Plan. Deferred amounts are credited with earnings or losses based on the rate of return of funds selected by the participants in the plan. The Excess Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation benefits for eligible employees. We do not make contributions to participants’ accounts under the Excess Plan. Participants may defer up to 100% of salary and bonus payments. Distributions are made in either a lump sum or installments over a period not to exceed five years as chosen by the executive at the time of the deferral.

Pension Benefits

We do not sponsor any qualified or non-qualified defined benefit plans and therefore our named executive officers do not participate in these types of plans.

Potential Payments upon Termination or Changes in Control

We have entered into employment agreements with certain of our named executive officers. The employment agreements provide for payments of certain benefits, as outlined in the table below, upon termination. The named executive officer’s rights upon termination are dependent upon certain circumstances. The employment agreements are described in further detail after the table.

The following table illustrates the potential maximum payouts to each named executive officer under each circumstance. The table assumes the termination occurred as of December 31, 2008.

		Involuntary
		Termination		Involuntary
	Involuntary	Following Change		Termination
	Termination	in Control without		Following
	without Cause or	Cause or	Involuntary	Change in
	Resignation for	Resignation for	Termination for	Control for
	Good Reason	Good Reason	Good Cause	Good Cause
Named Executive Officer:	($)	($)	($)	($)

Robert S. Cubbin
Severance Measured as a Multiple of Base Salary, or Base Salary and Discretionary Bonus Target	1,300,000	2,210,000	—	—
Pro rata Share of the Discretionary Bonus Target	zero to 455,000	zero to 455,000	—	—
Target Award Payment for Long Term Incentive Plan in Accordance with Employment Agreement	—	1,365,000
Range of Pro rata Long Term Incentive Plan Award Payment in Accordance with the Company’s Long Term Incentive Plan	zero to 1,365,000	zero to 1,365,000
Remaining Cash Payments for the Long Term Incentive Plan Award from Prior Performance Period	214,000	214,000
Health care premiums	19,162	19,162	—	—
Demand Note	852,000	852,000	435,000	435,000
Karen M. Spaun
Severance Measured as a Multiple of Base Salary, or Base Salary and Discretionary Bonus Target	315,000	472,500	—	—
Pro rata Share of the Discretionary Bonus Target	zero to 157,500	zero to 157,500	—	—
Target Award Payment for Long Term Incentive Plan in Accordance with Employment Agreement	—	472,500
Range of Pro rata Long Term Incentive Plan Award Payment in Accordance with the Company’s Long Term Incentive Plan	zero to 472,500	zero to 472,500
Remaining Cash Payments for the Long Term Incentive Plan Award from Prior Performance Period	66,133	66,133
Health care premiums	—	—
Merton J. Segal(1)	—	—	—	—
Michael G. Costello
Severance Measured as a Multiple of Base Salary, or Base Salary and Discretionary Bonus Target	630,000	945,000	—	—
Pro rata Share of the Discretionary Bonus Target	zero to 157,500	zero to 157,500	—	—
Target Award Payment for Long Term Incentive Plan in Accordance with Employment Agreement	—	472,500
Range of Pro rata Long Term Incentive Plan Award Payment in Accordance with the Company’s Long Term Incentive Plan	zero to 472,500	zero to 472,500
Remaining Cash Payments for the Long Term Incentive Plan Award from Prior Performance Period	68,000	68,000
Health care premiums	16,039	16,039	—	—
Stephen A. Belden
Severance Measured as a Multiple of Base Salary, or Base Salary and Discretionary Bonus Target	275,000	412,500	—	—
Pro rata Share of the Discretionary Bonus Target	zero to 137,500	zero to 137,500	—	—
Target Award Payment for Long Term Incentive Plan in Accordance with Employment Agreement	—	288,750
Range of Pro rata Long Term Incentive Plan Award Payment in Accordance with the Company’s Long Term Incentive Plan	zero to 288,750	zero to 288,750
Remaining Cash Payments for the Long Term Incentive Plan Award from Prior Performance Period	41,333	41,333
Health care premiums	16,039	16,039	—	—
James M. Mahoney
Severance Measured as a Multiple of Base Salary, or Base Salary and Discretionary Bonus Target	265,000	397,500	—	—
Pro rata Share of the Discretionary Bonus Target	zero to 132,500	zero to 132,500	—	—
Target Award Payment for Long Term Incentive Plan in Accordance with Employment Agreement	—	278,250
Range of Pro rata Long Term Incentive Plan Award Payment in Accordance with the Company’s Long Term Incentive Plan	zero to 278,250	zero to 278,250
Remaining Cash Payments for the Long Term Incentive Plan Award from Prior Performance Period	37,500	37,500
Health care premiums	16,140	16,140	—	—

(1)	Mr. Segal retired as an executive officer of the Company effective September 30, 2008 at which time Mr. Segal’s employment agreement with the Company was also terminated. The Company has no severance or termination obligations under Mr. Segal’s former employment agreement.

Severance Calculations:  The computation for severance is based on the named executive officer’s base salary or combination of base salary and discretionary bonus target as of January 1, 2009 and is calculated in accordance with the current employment agreement.

Pro rata Share of the Discretionary Bonus Target:  Represents a range for potential payment of a pro rata portion of the named executive officer’s discretionary bonus target award. The low end of the range is based on a termination date as of the first day of the year and the high end of the range is based on a termination date as of the last day of the year.

Target Award Payment for Long Term Incentive Plan in Accordance with Employment Agreement:  Represents payment equal to the named executive officer’s target award for the then current three-year performance period under the Company’s Long Term Incentive Plan.

Range of Pro rata Long Term Incentive Plan Award Payment in Accordance with the Company’s Long Term Incentive Plan:  Represents a range for the potential payment of a pro rata portion of the named executive officer’s award under the Company’s Long Term Incentive Plan. The low end of the range is based on a termination date as of the beginning of the performance period and the high end of the range is based on a termination date as of the end of the performance period.

Remaining Cash Payments for the Long Term Incentive Plan Award from Prior Performance Period:  Represents the remaining cash payments under the Long Term Incentive Plan for any previously completed performance period to which the named executive officer would still be entitled to.

Health Care Premiums:  Represents the health care premiums the Company would pay on the named executive officer’s behalf over an eighteen month period. Ms. Spaun does not currently participant in any of the Company’s health care plans.

EMPLOYMENT AGREEMENTS

Robert S. Cubbin and Michael G. Costello Employment Agreements

The Company entered into employment agreements with Mr. Cubbin and Mr. Costello effective January 1, 2004 through December 31, 2006. The employment agreements were amended, effective January 1, 2009. Unless either the Company or they give notice to the other party of an election not to renew their employment agreement on or before December 31, 2004, and annually thereafter, the employment agreement will automatically be extended one additional year.

Mr. Cubbin’s and Mr. Costello’s employment agreements provide for a base salary, along with customary increases, at the sole discretion of the Company. Upon the attainment of certain growth and profitability goals, profit center goals and personal goals and objectives, each agreement provides for a discretionary bonus. Mr. Cubbin’s agreement provides for a discretionary bonus targeted at seventy percent of his base salary. Mr. Costello’s agreement provides for a discretionary bonus targeted at fifty percent of his base salary. Furthermore, each agreement provides for; (1) participation in the Company’s 2009 Equity Compensation Plan, (2) participation in the Company’s Long Term Incentive Plan (“LTIP”) with target LTIP awards equaling seventy percent of base salary for Mr. Cubbin and fifty percent for Mr. Costello, and (3) severance benefits upon termination of employment under the circumstances described below.

In the event Mr. Cubbin’s employment is terminated by the Company and without cause, or by Mr. Cubbin for good reason, the Company shall pay to Mr. Cubbin (a) his base salary for twenty-four months over the Company’s regularly scheduled payroll, (b) a pro rata share of the portion of Mr. Cubbin’s discretionary bonus that is based on Company performance criteria, and (c) Mr. Cubbin’s COBRA premiums for health care coverage for eighteen months, or, if earlier, the cessation of Mr. Cubbin’s and his family members’ eligibility for COBRA continuation coverage.

In the event Mr. Cubbin’s employment is terminated by the Company following a change in control and without cause, or by Mr. Cubbin for good reason, the Company shall pay to Mr. Cubbin (a) an amount equal to the target LTIP award for the current performance period, plus two times the sum of (i) Mr. Cubbin’s annual base salary, plus (ii) Mr. Cubbin’s target discretionary bonus, to be paid in a lump sum payment within ten days following the date Mr. Cubbin’s employment terminates, (b) a pro rata share of the portion of Mr. Cubbin’s discretionary bonus that is based on Company performance criteria no later than the February 28th following the year Mr. Cubbin’s employment terminates, and (c) Mr. Cubbin’s COBRA premiums for health care coverage for eighteen months, or, if earlier, the cessation of Mr. Cubbin’s and his family members’ eligibility for COBRA continuation coverage. In addition, any outstanding stock options, if any, shall vest and become exercisable by Mr. Cubbin. In the event his employment terminates following a change in control and Mr. Cubbin becomes entitled to the aforementioned payments, Mr. Cubbin has agreed to be subject to restrictive covenants against competing with the Company for a period of two years following such termination of employment. These restrictions are in addition to those already in effect for all Company employees.

In the event Mr. Cubbin’s employment is terminated for cause, he is not entitled to any severance payment under the employment agreement, he forfeits all of the shares of Company stock subject to a pledge agreement with the Company, but the Demand Note he has with the Company is cancelled and deemed paid in full. (See “Certain Relationships and Related Party Transactions”). The Demand Note was amended effective June 1, 2001 and deemed a non-recourse loan with the Company’s sole remedy in the event of a default being the reclamation of the shares of the Company that were pledged as collateral. The employment agreement also provides that in the event Mr. Cubbin’s employment is terminated by the Company without Cause or as a result of any purchaser acquiring fifty percent or more of the outstanding shares of the Company, then (a) the Demand Note shall be cancelled and deemed paid in full, and (b) Mr. Cubbin shall be entitled to retain his shares of Company stock subject to the pledge agreement or, in his discretion, sell the shares back to the Company at the then current market price or book value, whichever is greater. This provision continues in effect the identical provision contained in the amendment to Mr. Cubbin’s prior employment agreement with the Company that was adopted on June 15, 2002.

In the event Mr. Costello’s employment is terminated by the Company and without cause, or by Mr. Costello for good reason, the Company shall pay to Mr. Costello (a) his base salary for twenty-four months over the Company’s regularly scheduled payroll, (b) a pro rata share of the portion of Mr. Costello’s discretionary bonus that is based on Company performance criteria, and (c) Mr. Costello’s COBRA premiums for health care coverage for eighteen months, or, if earlier, the cessation of Mr. Costello’s and his family members’ eligibility for COBRA continuation coverage.

In the event Mr. Costello’s employment is terminated by the Company following a change in control and without cause, or by Mr. Costello for good reason, the Company shall pay to Mr. Costello (a) an amount equal to the target LTIP award for the current performance period, plus two times the sum of (i) Mr. Costello’s annual base salary, plus (ii) Mr. Costello’s target discretionary bonus, to be paid in a lump sum payment within ten days following the date Mr. Costello’s employment terminates, (b) a pro rata share of the portion of Mr. Costello’s discretionary bonus that is based on Company performance criteria no later than the February 28th following the year Mr. Costello’s employment terminates, and (c) Mr. Costello’s COBRA premiums for health care coverage for eighteen months, or, if earlier, the cessation of Mr. Costello’s and his family members’ eligibility for COBRA continuation coverage. In addition, any outstanding stock options, if any, shall vest and become exercisable by Mr. Costello. In the event his employment terminates following a change in control and Mr. Costello becomes entitled to the aforementioned payments, Mr. Costello has agreed to be subject to restrictive covenants against competing with the Company for a period of two years following such termination of employment. These restrictions are in addition to those already in effect for all Company employees.

In addition to the aforementioned payments, pursuant to the LTIP, immediately following a termination by the Company and without cause, for good reason, or following a change in control of the Company, Mr. Cubbin and Mr. Costello shall receive payment of any cash award previously approved by the Committee under the LTIP for performance periods that have previously ended, but which have not yet been paid. Mr. Cubbin or Mr. Costello would also be entitled to any pro rata share of any LTIP award for the current performance period.

In the event Mr. Costello’s employment is terminated for cause, he is not entitled to any severance payment under the employment agreement.

Terms Applicable to the Employment Agreements

“Cause” is generally defined to include (i) a failure by the executive to obey the reasonable and lawful orders of the Board of Directors; (ii) misconduct by the executive that is materially injurious to the Company; or (iii) dishonest activities injurious to the Company. If the executive’s employment is terminated for Cause, he is not entitled to any severance payment.

“Change in Control” is generally defined as

(a)	the acquisition by any individual, entity or group of beneficial ownership of 35% or more of either (i) the then outstanding shares of Company stock or (ii) the combined voting power of the then outstanding Company securities. Covered acquisitions do not include (i) acquisitions directly from the Company, (ii) acquisitions by the Company, (iii) acquisitions by any employee benefit plan (or related trust) sponsored or maintained by the Company, or (iv) an acquisition that meets the requirements of clauses (i), (ii) and (iii) of subparagraph (c) of this paragraph,

(b)	the date on which incumbent members of the Board of Directors cease to constitute a majority of the Board of Directors. For this purpose, an individual is considered an incumbent member of the Board of Directors if the individual serves on the Board of Directors as of the effective date of the employment agreements or if the individual becomes a director subsequent to that date, provided that the individual’s election or nomination for election by the Company’s shareholders is approved by a majority of the directors then making up the Company’s incumbent board. Any individual who becomes a director as a result of an actual or threatened solicitation of proxies or contests on behalf of an individual, entity or group described in subparagraph (a) of this paragraph, other than the Board of Directors of the Company, shall not be considered an incumbent board member,

(c)	consummation of a reorganization, merger, share exchange or consolidation or other disposition of substantially all of the assets of the Company, unless (i) all or substantially all beneficial owners of the Company’s common stock and voting stock immediately prior to any of the listed business combinations, own at least 65% common stock and 65% of the voting stock of the entity resulting from the business combination, in substantially the same proportions as their ownership immediately prior to the business combination, (ii) no individual, entity or group described in subparagraph (a) of this paragraph, excluding a corporation which results from the business combination or an employee benefit plan of that corporation, owns 35% or more of that corporation’s common stock or 35% or more of that corporation’s voting stock, and (iii) at least a majority of the members of the Board of Directors of the corporation resulting from the business combination were incumbent board members, as described in subparagraph (b) at the time the Board of Directors acted to enter into the business combination, and

(d)	the approval by the Company’s shareholders of a complete liquidation or dissolution of the Company.

“Good Reason” is generally defined as the executive tendering his resignation within 6 months following the date on which (a) the executive is not reelected to or is removed from the title and office he currently holds with the Company, (b) the Company fails to vest in the executive the responsibilities, authority or resources he reasonably needs to competently perform his duties in his current title and office for the Company, (c) the Company materially reduces the executive’s base salary or total compensation, (d) the Company changes the executive’s primary location of employment to a place more than 50 miles from Southfield, Michigan, (e) the Company commits a material breach of its obligations under the employment agreement and fails to cure the breach within 30 days following the executive giving notice of the breach, or (f) the Company gives notice that it will not renew the employment agreement. Also, within ninety days following the occurrence of any event referenced in the definition of “good reason,” the executive shall provide written notice of the condition and the Company shall have thirty days to remedy the situation. If not remediated, the executive shall have six months from the date of the initial existence of the condition to terminate his employment for “good reason.”

OTHER SENIOR EXECUTIVE EMPLOYMENT AGREEMENTS

It is the Company’s philosophy to attract and retain high-quality people, which is crucial to the short-term and long-term success of the Company. Previously, the Company had entered into At-Will Employment and Severance Agreements with six of its senior executives, which included Karen M. Spaun, James M. Mahoney and Stephen A. Belden. The Company determined it to be in its best interests to terminate those agreements and replace them with Employment Agreements (the “Agreements”). The new Agreements for Ms. Spaun, Mr. Mahoney and Mr. Belden were effective January 1, 2009. Unless either the Company or they give notice to the other party of an election not to renew their Agreement on or before December 31, 2009, and annually thereafter, the Agreement will automatically be extended one additional year.

These Agreements provide for a base salary with customary increases based upon performance. In addition, at the sole discretion of the Company, upon the attainment of certain growth and profitability goals, profit center goals and personal goals and objectives, each Agreement provides for an annual discretionary bonus. These Agreements provide for a discretionary bonus target of fifty percent of their base salary. Furthermore, each Agreement makes the employee eligible for restricted stock awards and the Company’s LTIP, assuming certain performance targets are achieved by the Company. Under the LTIP, the aggregate annual value of the target incentive award for Ms. Spaun is equal to fifty percent of her base salary, thirty-five percent of Mr. Belden’s base salary and thirty-five percent of Mr. Mahoney’s base salary.

In the event the executive’s employment is terminated by the Company and without cause, or by the executive for good reason, the Company shall pay to the executive (a) his or her base salary for twelve months over the Company’s regularly scheduled payroll, (b) a pro rata share of the portion of the executive’s discretionary bonus that is based on Company performance criteria, and (c) the executive’s COBRA premiums for health care coverage for eighteen months, or, if earlier, the cessation of the executive’s and his family members’ eligibility for COBRA continuation coverage.

In the event the executive’s employment is terminated by the Company following a change in control and without cause, or by the executive for good reason, the Company shall pay to the executive (a) an amount equal to one times the sum of (i) the executive’s annual base salary, and the executive’s target discretionary bonus, plus (ii) the executive’s target LTIP award for the current year performance period under the Company’s LTIP, to be paid in a lump sum payment within ten days following the date executive’s employment terminates, (b) a pro rata share of the portion of executive’s discretionary bonus that is based on Company performance criteria no later than the February 28th following the year executive’s employment terminates, and (c) executive’s COBRA premiums for health care coverage for eighteen months, or, if earlier, the cessation of executive’s and executive’s family members’ eligibility for COBRA continuation coverage. In addition, any outstanding stock options, if any, shall vest and become exercisable by executive. In the event his or her employment terminates following a change in control and the executive becomes entitled to the aforementioned payments, the executive has agreed to be subject to restrictive covenants against competing with the Company for a period of one year following such termination of employment. These restrictions are in addition to those already in effect for all Company employees.

In addition to the aforementioned payments, pursuant to the LTIP, immediately following a termination by the Company and without cause, for good reason, or following a change in control of the Company, executives shall receive payment of any cash award previously approved by the Committee under the LTIP for performance periods that have previously ended but which have not yet been paid. The executive would also be entitled to any pro rata share of any LTIP award for the current performance period.

Under the Agreements, the terms “Cause,” “Change of Control,” and “Good Reason” have substantially the same meanings as those terms described above in section entitled Terms Applicable to the Employment Agreements.

Meadowbrook Insurance Group, Inc. Stock Option Plans

The Company maintains a stock option plan, the 2002 Amended and Restated Stock Option Plan (the “2002 Plan”) for which shares of common stock may be issued. The number of shares which may be issued under the 2002

Plan is 2,000,000. Options issued under the 2002 Plan, which are unexercised and expired, will again become available for grant under the 2002 Plan. Cash exercises of stock appreciation rights and cash supplemental payments will not count against these limits. Lapsed, forfeited or canceled awards will also not count against these limits. The maximum number of shares of Common Stock which may be issued under the 2002 Plan to any single individual is 800,000.

As of the Record Date, the number of shares of common stock remaining available for future issuance under the 2002 Plan was 617,915 shares. As of the Record Date, there were 1,500 options outstanding.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD ON
EXECUTIVE COMPENSATION

The Compensation Committee of the Company’s Board of Directors has submitted the following report for inclusion in the Proxy Statement:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on this review and the discussions with management with respect to the Compensation Discussion and Analysis, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

The foregoing report is provided by the following directors, who constitute the Compensation Committee:

The Compensation Committee

Robert H. Naftaly, Chairman
Hugh W. Greenberg
David K. Page
Herbert Tyner

REPORT OF THE AUDIT COMMITTEE

The Audit Committee (the “Committee”) has adopted a Charter outlining its duties and responsibilities on matters relating to financial reporting, internal audit, accounting practices, internal controls, loss reserving and selection of the Company’s independent registered public accounting firm. This Charter is available to shareholders on the Company’s website, at www.meadowbrook.com.

The Committee consists of all independent directors. The members are: Bruce E. Thal, Chairman, Robert F. Fix, Robert H. Naftaly, Robert Sturgis and Jeffrey A. Maffett. The Committee recommended and the Board of Directors appointed Bruce E. Thal as the Committee’s financial expert, in accordance with the Sarbanes-Oxley Act of 2002.

During 2008, the Committee met with members of the Company’s financial management team at each of its four meetings. The Company’s independent auditors attended all of the Committee meetings. The Committee also met with the Company’s independent actuarial consultants. During these meetings, the Committee held discussions with the independent auditors and the actuarial consultants relating to financial management, accounting practices, loss reserves, internal audit and other internal control related issues. The Committee met in executive sessions with the Company’s independent auditors and external actuarial consultants. In addition, the Committee met in executive sessions with the Company’s Chief Financial Officer, Chief Actuary, Director of Internal Audit and General Counsel.

In 2008, the Committee appointed (subject to ratification by the shareholders) Ernst & Young LLP as the Company’s independent registered public accounting firm, which was approved by the Board of Directors of the Company.

During 2008, the Committee reviewed the Company’s financial management with the independent registered public accounting firm. The Committee reviewed the results of the Ernst & Young LLP audit for 2008. The Committee reviewed the audited financial statements, which are included in the Company’s Annual Report on Form 10-K. The Committee received a report from the Company’s independent actuarial firm relating to the Company’s loss reserves. In addition, the Committee received reports from Ernst & Young LLP and the Company’s Internal Audit Department relating to the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Committee is responsible for overseeing the Company’s project plan and compliance with Section 404.

The Committee also discussed with the independent registered public accounting firm other matters required to be discussed by Statement of Auditing Standards No. 61, “Communications with Audit Committees,” as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In compliance with the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, the Committee received and discussed with the independent registered public accounting firm their annual written report on their independence from the Company and its management.

In reliance upon these reviews and discussions, and the report of the independent registered public accounting firm, the Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

The Audit Committee

Bruce E. Thal, Chairman
Robert F. Fix
Robert H. Naftaly
Robert W. Sturgis
Jeffrey A. Maffett

THE SECOND PROPOSAL ON WHICH YOU ARE VOTING
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

Subject to ratification by the shareholders, the Board has appointed Ernst & Young LLP as the independent registered public accounting firm of the Company for the current year. The affirmative vote of a majority of shares of the Company’s common stock present in person or represented by proxy at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP. Unless you otherwise indicate on your proxy card, your returned proxy will be voted FOR ratification of the reappointment of Ernst & Young LLP.

A representative from Ernst & Young LLP will be available at the Annual Meeting to respond to any appropriate questions from shareholders.

The Company’s Board recommends you vote FOR the ratification of the appointment of the independent registered public accounting firm.

AUDIT AND RELATED FEES

Set forth below is the information relating to fees billed to the Company by Ernst & Young LLP in respect to the services provided for fiscal years 2008 and 2007. The Audit Committee and the Board reviewed and approved such fees and determined the services provided were compatible with maintaining the independence of Ernst & Young LLP.

	2008	2007
Fees	E&Y	E&Y

Audit Fees	$2,087,054	$1,296,079
Audit Related Fees	161,317	—
Tax Fees	49,500	19,250
All Other Fees	—	—

TOTAL	$2,297,871	$1,315,329

Audit Fees

Annual audit fees relate to services rendered in connection with the audit of the annual financial statements and internal control over financial reporting, as of December 31, 2008, as well as the interim quarterly reviews of financial statements included in the Company’s Form 10-Q filings. In addition, a portion of the fees paid to Ernst & Young LLP in 2008 included audit fees associated with the Company’s merger with ProCentury Corporation in 2008.

In 2007, a portion of the fees paid to Ernst & Young LLP included fees related to the Company’s equity offering in 2007, as well as consultation fees related to the Company’s response to a SEC comment letter received by the Company in 2007.

Audit Related Fees

Audit related fees included professional services rendered by the independent registered public accounting firm in connection with the Company’s employee benefit plan audit, its Form S-4 registration statement filing related to the Company’s merger with ProCentury, its Form S-3 filing for its prospectus filing related to its shareholder investment plan, and other fees specifically related to professional services rendered in connection with the Company merger with ProCentury.

Tax Fees

These fees relate to tax services including fees for tax compliance, tax advice and tax planning.

All Other Fees

No professional services were rendered by Ernst & Young LLP for other services.

Audit Committee Policy on Pre-Approval of Services Rendered by Independent Registered Public Accounting Firm

In accordance with the Securities and Exchange Commission rules issued pursuant to the Sarbanes Oxley Act of 2002, which require, among other things, the Audit Committee pre-approve all audit and non-audit services provided by the Company’s independent registered public accounting firm. The Audit Committee has adopted a formal policy on auditor independence. This policy requires the approval by the audit committee for all professional services rendered by the Company’s independent registered public accounting firm prior to the commencement of the specified services. The Audit Committee pre-approved all professional services rendered by the Company’s independent registered public accounting firm. Likewise, the Board pre-approved all professional services rendered by the Company’s independent registered public accounting firm prior to the commencement of the services.

Audit Committee Financial Expert

The Board has determined that the Company have an Audit Committee financial expert, as defined by the Securities and Exchange Commission, serving on its Audit Committee. Mr. Bruce E. Thal is the Audit Committee financial expert. He is independent as such term for audit committee members as defined in the New York Stock Exchange’s independence standards, as those standards have been modified or supplemented, and he has no other relationship that would impair his independence.

Auditor Independence

The Audit Committee had considered whether the providing of services described under the subheading “Tax Fees” above were compatible with maintaining Ernst & Young LLP’s independence. After such consideration, the Audit Committee determined the services were compatible with maintaining the auditor’s independence.

THE THIRD PROPOSAL ON WHICH YOU ARE VOTING
PROPOSAL TO APPROVE THE MEADOWBROOK INSURANCE GROUP, INC.
2009 EQUITY COMPENSATION PLAN

Background

On February 13, 2009, the Board approved the adoption of the Meadowbrook Insurance Group, Inc. 2009 Equity Compensation Plan (the “Plan”) contingent upon the approval of the Plan by shareholders at the Annual Meeting. Stock options may be granted and restricted stock awards may be made under the Plan on and after the effective date, provided that the shareholders approve the Plan. Awards of incentive stock options may not be granted after February 13, 2019. The discussion which follows is qualified in its entirety by reference to the Plan, a copy of which is attached to the Proxy Statement as Appendix A.

The Company’s Long Term Incentive Plan (the “LTIP”) generally provides for the award of bonuses based upon three year performance periods, with the current performance period commencing January 1, 2009. At the end of the three year performance period, the Compensation Committee of the Board of Directors shall determine the amount of LTIP awards that are payable to participants in the LTIP. One-half of any LTIP award will be payable in cash and one-half of the award will be payable in the form of a restricted stock award. The shares of Company Common Stock subject to the restricted stock award shall equal the dollar amount of one-half of the LTIP award divided by the fair market value of Company Common Stock on the first date of the performance period. The closing price of the Company’s Common Stock on April 1, 2009 on the New York Stock Exchange was $6.52. The restricted stock awards shall be made subject to the terms and conditions of the Plan.

The aggregate number of shares of the Company’s Common Stock that may be issued and outstanding pursuant to the exercise of options or restricted stock awards under the Plan (the “Option and Restricted Stock Pool”) will not exceed 2,000,000 shares. Shares of the Company’s Common Stock which would have been issued pursuant to the exercise of a stock option, but are withheld as payment of the option price may be added back into the Option and Restricted Stock Pool and reissued. In the event of any change in the outstanding common shares of the Company as a result of a merger, reorganization, stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate proportionate adjustments will be made to the terms of the Plan and any awards granted under the Plan which are determined on a per share basis, including, but not limited to, the amount of common shares in the Option and Restricted Stock Pool, the exercise price, and number of common shares associated with an outstanding option. No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of the Company’s Common Stock or securities convertible into or exchangeable for shares of the Company’s Common Stock.

The Company’s shareholders previously approved at the 1995 Annual Meeting the reservation of 2,000,000 shares of Company Common Stock for the 1995 Option and Restricted Stock Pool. To date, 573,429 shares have been issued pursuant to the terms of the 1995 Option Plan, 1,500 shares are subject to outstanding stock options that have not yet been exercised, and no shares are currently available in the 1995 Option and Restricted Stock Pool for awards under the terms of the 1995 Option Plan.

The Company’s shareholders previously approved at the 2002 Annual Meeting the reservation of 2,000,000 shares of Company Common Stock for the 2002 Option and Restricted Stock Pool. It is a ten year plan, which will expire in 2012. To date, 931,632 shares have been issued pursuant to the terms of the 2002 Option Plan, there are no shares that are subject to outstanding stock options that have not yet been exercised, and 617,915 shares are currently available in the 2002 Option and Restricted Stock Pool for awards under the terms of the 2002 Option Plan.

The following table summarizes the shares of Company common stock that are subject to the Equity Compensation and Option Plans.

Equity Compensation Plan Information

Number of
Securities
Remaining
Available for
Future Issuance
	Number of	Weighted-	Under Equity
	Securities to be	Average Exercise	Compensation
	Issued Upon Exercise of	Price of Outstanding	Plans (Excluding
	Outstanding Options,	Options, Warrants	Securities in
	Warrants and Rights	and Rights	Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	1,500	$6.48	617,915
Equity compensation plans not approved by security holders	—	—	—

Total	1,500	$6.48	617,915

Purpose and Eligibility

The purpose of the Plan is to advance the interests of the Company and its shareholders by helping the Company and its subsidiaries attract and retain the services of highly qualified directors, employees and officers, upon whose judgment, initiative and efforts the Company is substantially dependent, and to provide those persons with further incentives to advance the interests of the Company. The Plan is also established with the objective of encouraging stock ownership by such directors, employees and officers and aligning their interests with those of shareholders.

The objectives of the Plan will be accomplished by the granting of stock option awards and restricted stock awards to selected directors, key employees and officers. Key employees and officers selected to participate in the Plan may be eligible for the grant of incentive stock options (“ISOs”), non-qualified stock options (“NSOs”) and restricted stock awards. Directors selected to participate in the Plan may be eligible for the grant of NSOs, but not

ISOs, unless the director is an employee of the Company. Directors will not be eligible for the issuance of restricted stock awards.

Eligible Persons are defined in the Plan to mean employees, officers or directors of the Company or its subsidiaries. Eligible Persons may be granted ISOs, NSOs or restricted stock under the Plan if so selected by the Company’s Board of Directors (the “Committee”). Approximately thirty-nine individuals qualify as participants or eligible individuals at this time. The Committee currently anticipates that up to approximately fifty employees may be awarded stock option grants or restricted stock under the Plan in 2009. With respect to ISOs only, the definitions of participants and eligible persons does not include directors who are not also employees of the Company or persons who have been on leave of absence for greater than 90 days, unless re-employment is guaranteed by law or contract.

Administration

With respect to persons subject to the short-swing profit liability provisions of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”), the Board will generally administer the Plan. In all other cases, the Plan shall be administered by the Committee, although the Committee may delegate its powers or duties to employees of the Company or any of its subsidiaries, as it deems appropriate. In addition, the Board is authorized to act in all cases in the place of the Committee. Under the terms of the Plan, the Committee has full and final authority in its discretion: (i) to select and approve the persons to whom options will be granted under the Plan from among the participants and eligible persons, including the number of options and the amount of the Company’s Common Stock available for purchase under such option so granted to each person; (ii) to determine the period or periods of time during which options may be exercised or become exercisable, the exercise price and the duration of such options, the date on which options are granted, and any other matters to be determined by the Committee in connection with specific option grants and option agreements as specified under the Plan; (iii) to determine the period or periods of time during which restricted stock may vest, the date on which restricted stock is awarded, and other matters to be determined by the Committee in connection with specific grants of restricted stock and restricted stock agreements as provided in the Plan; and (iv) to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the operation and administration of the Plan. Operation of the Plan is intended to avoid giving rise to any potential short-swing profit liability under Section 16 of the Exchange Act.

Amendment and Termination

The Committee may amend the Plan and the Board may suspend or discontinue the Plan at any time, provided that: (i) no such action may, without the approval of the shareholders of the Company, materially increase (other than by reason of an adjustment as discussed above) the maximum aggregate number of common shares issuable under the Plan, or increase the maximum total number of common shares issuable to a participant or eligible person under the Plan; (ii) no action of the Committee will cause ISOs granted under the Plan not to comply with Section 422 of the Internal Revenue Code of 1986 (the “Code”) unless the Committee specifically declares such action to be made for that purpose; and, (iii) no action of the Committee shall alter or impair any option or restricted stock award previously granted or awarded under the Plan without the consent of such affected option holder.

Each option terminates upon the expiration of the option period specified in the option agreement pursuant to which it is issued. Each option could terminate earlier, however, in the event of the participant’s or eligible person’s termination of employment, death, or permanent disability. The shares of Company Common Stock subject to each restricted stock award vest in accordance with the terms of the restricted stock agreement pursuant to which it is issued. A restricted stock agreement may provide that a participant or eligible person may forfeit such shares of Common Stock upon termination of employment, death, or permanent disability.

Incentive Stock Options and Non-Qualified Stock Options

The Plan authorizes the grant of both ISOs and NSOs, both of which are exercisable for shares of the Company’s Common Stock. The price that an option holder must pay in order to exercise an option may be stated in terms of a fixed dollar amount, a percentage of fair market value at the time of the grant, or such other method as determined by the Committee in its discretion. In no event shall the option price for an ISO or an NSO be less than the fair market value per share of the Company’s Common Stock on the date of the option grant. In the case of ISOs granted to persons possessing more than 10 percent of the total combined voting power or value of all classes of stock of the Company and/or its subsidiaries, the option price will be no less than 110 percent of the fair market value per share of the Company’s Common Stock on the date of the grant. Provided that the Company’s Common Stock is traded on a national securities exchange, the fair market value shall mean the closing price reported for the Common Stock on the date in question. An option holder may pay all or a portion of the option price, and/or the tax withholding liability, if applicable, by payments in cash, by surrendering common shares already owned, by withholding common shares to be issued under the option being exercised or by obtaining a loan from a broker-dealer to be repaid with the proceeds of the broker-dealer’s sale of shares of Common Stock necessary to repay the loan. To the extent that common shares are withheld as payment for all or a portion of the option price of an ISO or shares of Common Stock are sold in connection with a broker-dealer loan, the withholding or sale of such common shares will be treated as a Disqualifying Disposition, thus subjecting the exercise to immediate tax consequences. See “Certain Federal Income Tax Consequences” below.

The period during which an option may be exercised shall be determined by the Committee at the time of the option grant and, for ISOs, may not extend more than ten years from the date of the grant, except in the case of ISOs granted to persons possessing more than 10 percent of the total combined voting power or value of all classes of stock of the Company and/or its subsidiaries in which case the option period will not exceed five years from the date of grant.

To the extent not previously exercised, each ISO and NSO grant will terminate upon the expiration of the option period specified in the option agreement provided, however that, subject to the discretion of the Committee, each ISO and NSO will terminate, if earlier: (i) 30 days after the date that the option holder ceases to be an eligible person for any reason other than death, disability, or retirement; (ii) 6 months after the date that the option holder ceases to be an eligible person by reason of such person’s death or disability; or (iii) immediately upon the option holder’s termination of employment or service as a director for cause.

Restricted Stock Awards

The Plan authorizes the grant of restricted stock awards which award shares of Company Common Stock to the recipient. The recipient becomes vested and the shares of restricted stock become nonforfeitable pursuant to the terms and conditions of the restricted stock agreement. The Committee has the authority to establish the terms and conditions of restricted stock awards, including the period over which such awards will vest and become nonforfeitable. To the extent that a participant or eligible person has not become vested in shares of Company Common Stock subject to a restricted stock award prior to termination of employment, death or disability, the participant or eligible person, subject to the Committee’s discretion, shall forfeit such shares.

Transferability; Dividend and Voting Rights; Withholding

The terms of the Plan provide that ISOs and shares of restricted stock are not transferable other than by will or the laws of descent and distribution. NSOs may not be transferred other than by will, the laws of descent and distribution, or, in the case of NSOs under the Plan, at the discretion of the Committee, by direct gift to a family member or gift to a family trust or family partnership. Holders of ISOs or NSOs shall have no dividend rights or voting rights until the options have been exercised. Holders of restricted stock awards generally have dividend rights and voting rights, unless the Committee provides otherwise in the restricted stock agreements.

The Plan provides that recipients of options pay all required local, state and federal withholding taxes associated with the exercise of such options in cash unless the Committee, in its discretion, permits the option holder to pay such withholding liability by surrendering common shares already owned, or by withholding common shares issued pursuant to the option being exercised.

Change in Control

In the event of a hostile change in control of the Company or a liquidation or dissolution of the Company, on the effective date of such change in control, all options shall become fully exercisable and all restricted stock awards shall become vested and nonforfeitable.

For purposes of the Plan, a change of control of the Company means the occurrence of the following events:

(i)	The acquisition by any individual, entity or group of 35% or more of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute a Change in control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (3) any acquisition by any corporation pursuant to a transaction which complies with clauses (a), (b) and (c) of subparagraph (iii) below; or

(ii)	Within any 12 month period, individuals who constitute the Board of Directors of the Company cease for any reason to constitute at least a majority of the Board of Directors (the “Incumbent Board”); provided, however, that any individual who becomes a director subsequent to the date hereof and whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be deemed to be a member of the Incumbent Board; provided, further, that notwithstanding the immediately preceding proviso, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or contests by or on behalf of a person, other than the Board of Directors of the Company, shall not be deemed to be a member of the Incumbent Board; or

(iii)	Consummation of a reorganization, merger, share exchange or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination: (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company common stock and outstanding Company voting securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding Company common stock and outstanding Company voting securities, as the case may be; (b) no person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from the Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and (c) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board immediately prior to the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Business Combination; or

(iv)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Non-Compete

The Company, in its discretion, may as a condition to the grant of an option or a restricted stock award, require that the participant or eligible person enter in a covenant not to compete, a non-disclosure agreement or a confidential information agreement with the Company and its subsidiaries, upon terms and conditions specified by the Company.

Certain Federal Income Tax Consequences

The following summary generally describes the principal federal (and not state and local) income tax consequences of awards granted under the Plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to the Company. The provisions of the Internal Revenue Code of 1986, as amended (the “Code”) and regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances.

The discussion of federal income tax consequences set forth below is included for informational purposes only. The discussion is based on currently existing provisions of the code, existing or proposed treasury regulations thereunder and current administrative rulings and court decisions. All of the foregoing are subject to change, and any such change could affect the continuing validity of this discussion. Each participant in the Plan should consult his or her tax advisor regarding specific tax consequences including the application and effect of state and local tax laws.

Incentive Stock Options.  ISOs granted under the Plan are intended to qualify as incentive stock options under Section 422 of the Code. Pursuant to Section 422, the grant and exercise of an ISO generally will not result in taxable income to the option holder (with the possible exception of alternative minimum tax liability and with the exception that the option holder will be subject to FICA upon exercise of an ISO) if the option holder does not dispose of common shares received upon exercise of such option within one year after the date of exercise and two years after the date of grant (either type of disposition hereinafter referred to as a “Disqualifying Disposition”), and if the option holder has continuously been an eligible person from the date of grant to three months before the date of exercise (or 6 months in the event of death or disability) (hereinafter referred to as the “Employment Requirement”). The Company will not be entitled to a deduction for income tax purposes in connection with the grant or exercise of an ISO. Additionally, the Company will not be entitled to a deduction at the time common shares acquired pursuant to an ISO are disposed of, provided that the option holder has satisfied the Employment Requirement and the disposition is not a Disqualifying Disposition.

Disposition of common shares acquired pursuant to an ISO, except in the case of a Disqualifying Disposition, will result in long-term capital gain or loss taxation of the option holder on the difference between the amount realized upon disposition and the option price. An option holder who, in a Disqualifying Disposition, disposes of common shares acquired pursuant to an ISO, will be required to notify the Company and will immediately recognize the gain on the disposition as ordinary income. In the event of a Disqualifying Disposition, the Company will be entitled to a deduction in the amount of income recognized by the option holder.

Pursuant to the Code and the terms of the Plan, the Committee will designate all options granted under the Plan as either ISOs or NSOs. To the extent that the fair market value of the Company’s Common Stock (determined at the time an option is granted) with respect to which all ISOs are exercisable for the first time by any individual during any calendar year exceeds $100,000, such option shall be treated for all purposes under the Plan as an NSO.

Non-Qualified Stock Options.  For NSOs, or ISOs which have converted to NSOs for any reason, the difference between the market value of the Company’s Common Stock on the date of exercise and the option price will constitute taxable ordinary income to the option holder on the date of exercise. The Company will be entitled to a deduction in the same year in an amount equal to the income taxable to the option holder. The option holder’s basis in shares of the Company’s Common Stock acquired upon exercise of an option will equal the option price plus the amount of income taxable at the time of exercise. Any subsequent disposition of such the Company’s Common Stock by the option holder will be taxed as a capital gain or loss to the option holder, and will be long-term capital gain or loss if the option holder has held such Company Common Stock for more than one year at the time of sale.

Pursuant to the terms of the Plan, the Committee will require any recipient of common shares upon the exercise of an NSO to pay the Company, in cash, by surrendering common shares already owned, by withholding common shares issued pursuant to the option being exercised, by obtaining a broker-dealer loan or in such other form as the Committee may determine in its discretion, the amount of any tax or other amount required by any governmental authority to be withheld and paid by the Company to such authority for the account of such recipient.

Restricted Stock.  Restricted stock will generally cause the participant or eligible person to recognize taxable ordinary income pursuant to the rules of Section 83 of the Code. Accordingly, unless otherwise elected by the participant or eligible person, shares of restricted stock granted under the Plan will generally cause the participant or eligible person to recognize taxable ordinary income in the amount equal to the fair market value Company Common Stock when such stock vests and is no longer subject to a substantial risk of forfeiture. The participant or eligible person may elect to recognize taxable ordinary income within 30 days following the restricted stock award. In the case of such an election (an “83(b) Election”) the participant or eligible person recognizes taxable ordinary income equal to the fair market value of Company Common Stock subject to the restricted stock award. Following an 83(b) election, if the participant or eligible person sells the restricted stock after the stock is no longer subject to a substantial risk of forfeiture, the participant or eligible person generally recognizes income taxable at capital gains rates. The amount of such income is generally the amount received by the participant or eligible person upon the disposition of restricted stock less the amount of income realized by the participant or eligible person upon making the 83(b) Election. In the event that (i) the value of restricted stock decreases from the time of an 83(b) election to the date of disposition of the restricted stock; or (ii) the participant or eligible person forfeits the shares of restricted stock following an 83(b) Election, then the participant or eligible person may generally offset other capital gains by the amount of loss realized on such disposition or forfeiture.

Performance-Based Compensation — Section 162(m) Requirement

The Plan is intended to preserve the Company’s tax deduction for certain awards made under the Plan by complying with the terms of Section 162(m) of the Code and regulations relating thereto.

The Company’s Board recommends you vote FOR approval of the Meadowbrook
Insurance Group, Inc. 2009 Equity Compensation Plan.

Certain Relationships and Related Party Transactions

The Company’s Governance and Nominating Committee Charter states the Governance and Nominating Committee is responsible for reviewing and approving all related party transactions between the Company and any related party. Annually, the Company requires all management employees, including the named executive officers, and Board members to complete a questionnaire disclosing potential conflicts of interest transactions and/or relationships. The Governance and Nominating Committee annually reviews transactions with the Company and other companies with which the Company’s Board members and executive officers are affiliated to the extent reported in response to the questionnaires. In addition, the Governance and Nominating Committee is responsible for establishing, reviewing, and monitoring compliance with the Company’s Code of Conduct. For purposes of the Governance and Nominating Committee approval, a related party transaction is defined as any transaction that is required to be reported under Item 404 of SEC Regulation S-K.

All transactions disclosed below have been reviewed and approved or ratified by the Governance and Nominating Committee.

Demand Note

At December 31, 2008, the Company held an $852,000 Demand Note receivable, including $191,000 of accrued interest, from Robert S. Cubbin and Kathleen D. Cubbin. In 2008, Mr. Cubbin paid $43,800 to the Company in interest relating to the Demand Note. This Demand Note arose from a transaction in late 1998 whereby the Company loaned Robert S. Cubbin and Kathleen D. Cubbin funds to exercise 64,718 common stock options to cover the exercise price and associated tax withholdings. The Demand Note bears a rate of interest equal to the rate charged the Company pursuant to its current revolving credit agreement. On December 31, 2008, the rate was 3.42%. The Demand Note is due on demand. The loan is partially collateralized by 64,718 shares of the Company’s common stock, pursuant to a Stock Pledge Agreement. The Demand Note between the Company and Mr. and Mrs. Cubbin is a non-recourse loan with the Company’s sole remedy in the event of a default being the reclamation of the shares of the Company that were pledged as collateral. Refer to the EMPLOYMENT AGREEMENTS section above.

Employees

Sue Cubbin, Vice President of Human Resources, is the sister of Robert S. Cubbin, President and Chief Executive Officer of the Company. In her capacity as Vice President of Human Resources, Ms. Cubbin is responsible for all human resource matters relating to compensation, fringe benefits, payroll, education and training, hiring and performance reviews of the Company’s employees. In addition, she is responsible for facilities management of the Company’s Southfield, Michigan headquarters.

Laura Segal, a Vice President in the Southfield branch, is the daughter of the Chairman of the Board, Merton J. Segal. Ms. Segal is responsible for management of the Company’s largest public entity program, which is located in Michigan.

Carol Ziecik, Vice President of Corporate Communications, is the daughter of the Chairman of the Board, Merton J. Segal. Ms. Ziecik is responsible for the corporate communications of the Company, marketing materials, the annual report and other similar matters.

In 2008, the total compensation for Ms. Cubbin, Ms. Segal, and Ms. Ziecik was $365,275, which included a total of $39,000 in annual incentive bonuses earned in 2008, but paid in 2009. In 2009, Ms. Cubbin and Ms. Segal were awarded cash and stock awards under the Company’s LTIP based upon the achievement of the performance targets for the two-year performance period ending December 31, 2008. Total LTIP awards distributed to Ms. Cubbin and Ms. Segal were $90,650, which were distributed 50% in cash and 50% in stock. The cash portion is to be paid out over a three-year period.

On February 12, 2009, the Governance and Nominating Committee reviewed the compensation of Ms. Cubbin, Ms. Segal and Ms. Ziecik. The Governance and Nominating Committee determined there had been no material change in either the compensation or duties of these employees and concluded the compensation paid these employees was fair and reasonable in relation to the comparable information and their experience, duties and responsibilities. On February 13, 2009, the Board approved the continued employment of Ms. Cubbin, Ms. Segal and Ms. Ziecik.

Consulting Agreement

On September 30, 2008, the Company entered into a Consulting Agreement (“Agreement”) with its founder and Chairman of the Board of Directors of the Company, Merton J. Segal. Mr. Segal retired as an executive officer of the Company on September 30, 2008. Under the Agreement, which was effective October 1, 2008, Mr. Segal will provide consulting services to the Company for up to three years. The fee arrangement under the Agreement provides for fees of $266,000 for the period October 1, 2008 to September 30, 2009, $216,000 for the period October 1, 2009 to September 30, 2010, and $166,000 for the period October 1, 2010 to September 30, 2011.

OTHER MATTERS

The Company is not aware of any matter that may be brought before the Annual Meeting other than as described above. In the event any other matter properly comes before the Annual Meeting, the persons named in the accompanying form of proxy have discretionary authority to vote on such matters.

Dated: April 10, 2009

Appendix A

MEADOWBROOK INSURANCE GROUP, INC.

2009 EQUITY COMPENSATION PLAN

1.	Purpose; Effectiveness of the Plan

(a)	The purpose of this Plan is to advance the interests of the Company and its shareholders by helping the Company and its Subsidiaries attract and retain the services of employees, officers and directors, upon whose judgment, initiative and efforts the Company is substantially dependent, and to provide those persons with further incentives to advance the interests of the Company. The Plan is also established with the objective of encouraging Stock ownership by such employees, officers and directors and aligning their interests with those of shareholders.

(b)	The Plan is effective on the date of its adoption by the Board, February 13, 2009, provided the Plan is approved by the shareholders of the Company (excluding holders of shares of Option Stock issued by the Company under this Plan). If the is not approved by the shareholders of the Company, then any awards of Stock Options or Restricted Stock will be rescinded and void. This Plan will remain in effect until it is terminated by the Board under Section 11 hereof, except that no Incentive Stock Option will be granted after the tenth anniversary of the date of this Plan’s adoption by the Board.

2.	Definitions. Unless the context otherwise requires, the following defined terms (together with other capitalized terms defined elsewhere in this Plan) will govern the construction of this Plan, and of any Stock Option Agreements and Restricted Stock Agreements entered into pursuant to this Plan:

(a)	“10% Shareholder” means a person who owns, either directly or indirectly by virtue of the ownership attribution provisions set forth in Section 424(d) of the Code at the time he or she is granted an Option, Stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of Stock of the Company and/or of its Subsidiaries.

(b)	“1933 Act” means the federal Securities Act of 1933, as amended.

(c)	“1934 Act” means the federal Securities Exchange Act of 1934, as amended.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Cause” means (i) the Participant’s material breach of an employment agreement, if any, between the Participant and the Company or one of its Subsidiaries, (ii) the Participant’s breach of a Confidential Information Agreement between the Participant and the Company or one of its Subsidiaries, (iii) the breach of any non-disclosure or non-compete agreement between the Participant and the Company or one of its Subsidiaries, or (iv) the Participant engages in illegal conduct or misconduct which materially and demonstrably injures the Company. For purposes of determining whether “Cause” exists, no act or failure to act, on the Participant’s part shall be considered “willful,” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief by the Participant that his action or omission was in the best interests of the Company.

(f)	“Code” means the Internal Revenue Code of 1986, as amended (references herein to Sections of the Code are intended to refer to Sections of the Code as enacted at the time of this Plan’s adoption by the Board and as subsequently amended, or to any substantially similar successor provisions of the Code resulting from recodification, renumbering or otherwise).

(g)	“Committee” means the Compensation Committee of the Company’s Board of Directors provided that the Compensation Committee is comprised solely of Non-Employee Directors. In the alternative, the Board of Directors may, in its discretion, choose to act as the Committee for the Plan.

(h)	“Company” means Meadowbrook Insurance Group, Inc., a Michigan corporation and its successor or successors.

(i)	“Confidential Information Agreement” means a written agreement between the Company or one of its Subsidiaries and the Eligible Person establishing the duty of the Eligible Person not to disclose information that is proprietary to the Company or one of its Subsidiaries and establishing the sanctions applicable in the event the Eligible Person breaches the Agreement.

(j)	“Disability” has the same meaning as “permanent and total disability,” as defined in Section 22(e)(3) of the Code.

(k)	“Disqualifying Disposition” means a disposition, as defined in Section 424(c)(1) of the Code, of Option Stock acquired pursuant to an ISO, which occurs either:

(i)	within two years after the underlying Option is granted; or

(ii)	within one year after the underlying Option is exercised.

Under Section 424(c)(1) of the Code, the term “disposition” includes a sale, exchange, gift, or a transfer of legal title, but does not include (A) a transfer from a decedent to an estate or a transfer by bequest or inheritance, (B) an exchange to which Section 354, 355, 356, or 1036 (or so much of Section 1031 as relates to Section 1036) applies, or (C) a mere pledge or hypothecation.

(l)	“Eligible Persons” means persons who, at a particular time, are employees, officers or members of the Board of Directors of the Company or its Subsidiaries. With respect to ISOs only, this definition does not include persons who have been on leave of absence for greater than 90 days, unless re-employment is guaranteed by law or contract.

(m)	“Fair Market Value” means, with respect to Option Stock and Restricted Stock and as of the date in question, the market price per share of such Stock determined by the Committee, consistent with the requirements of Section 422 of the Code and to the extent consistent therewith:

(i)	if the Common Stock was principally listed on a national securities exchange, the fair market value shall mean the closing price reported for the Common Stock on the date in question; or

(ii)	if the foregoing provision is inapplicable, then the Committee shall determine Fair Market Value in good faith on such basis as it deems appropriate; in the case of ISOs, “good faith” shall be determined in accordance with Section 422 of the Code.

(n)	“Change in Control” means the occurrence of the following events:

(i)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (a) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subparagraph (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (3) any acquisition by any corporation pursuant to a transaction which complies with clauses (a), (b) and (c) of subparagraph (iii) of this Section (n); or

(ii)	Within any 12 month period, individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual who becomes a director subsequent to the date hereof and whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be deemed to be a member of the Incumbent Board; provided, further, that notwithstanding the immediately preceding proviso, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or contests by or on behalf of a Person, other than the Board of Directors of the Company, shall not be deemed to be a member of the Incumbent Board; or

(iii)	Consummation of a reorganization, merger, share exchange or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination: (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (b) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from the Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board immediately prior to the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Business Combination; or

(iv)	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(o)	“ISO” or “Incentive Stock Option” means an Option, which is subject to certain holding requirements and tax benefits, and which qualifies as an “incentive stock option,” as defined in Section 422 of the Code.

(p)	“Non-Employee Director” means a director who:

(i)	is not currently an officer of the Company or its Subsidiaries, or otherwise currently employed by the Company or its Subsidiaries;

(ii)	does not receive compensation, either directly or indirectly, from the Company or its Subsidiaries, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required in the Company’s proxy statement;

(iii)	does not possess an interest in any other transaction for which disclosure would be required in the Company’s proxy statement; and

(iv)	is not engaged in a business relationship for which disclosure would be required in the Company’s proxy statement.

(q)	“NSO” means any Option granted under this Plan whether designated by the Committee as a “non-qualified stock option,” a “non-statutory stock option” or otherwise, other than an Option designated by the Committee as an ISO. The term “NSO” also includes any Option designated by the Committee as an ISO but which, for any reason, fails to qualify as an ISO pursuant to Section 422 of the Code and the rules and regulations thereunder.

(r)	“Option” means a right granted pursuant to this Plan entitling the Participant to acquire shares of Stock issued by the Company.

(s)	“Option Agreement” means an agreement between the Company and an Eligible Person to evidence the terms and conditions of the issuance of Options hereunder.

(t)	“Option Price” with respect to any particular Option means the exercise price at which the Participant may acquire each share of the Option Stock called for under such Option.

(u)	“Option Stock” means Stock issued or issuable by the Company pursuant to the valid exercise of an Option.

(v)	“Participant” means an Eligible Person to whom an Option or Restricted Stock is granted hereunder, and any transferee of such Option or Restricted Stock received pursuant to a Transfer authorized under this Plan.

(w)	“Plan” means this Meadowbrook Insurance Group, Inc. 2009 Equity Compensation Plan.

(x)	“Restricted Stock” means Stock issued or issuable by the Company which is subject to the restrictions imposed in Section 7 of the Plan.

(y)	“Restricted Stock Agreement” means an agreement between the Company and an Eligible Person to evidence the terms and conditions of the issuance of Restricted Stock hereunder.

(z)	“Restricted Stockholder” means an Eligible Person to whom any Restricted Stock is issued hereunder, and any transferee of such Stock received pursuant to a Transfer required by law.

(aa)	“Stock” means shares of the Company’s common stock.

(bb)	“Subsidiary” has the same meaning as “Subsidiary Corporation” as defined in Section 424(f) of the Code.

(cc)	“Tax Withholding Liability” means all federal and state income taxes, social security tax, medicare tax and any other taxes applicable to the income arising from a transaction involving Options or Restricted Stock required by applicable law to be withheld by the Company. The Committee shall retain the discretion to determine the amount of Tax Withholding Liability.

(dd)	“Transfer,” with respect to Option Stock and Restricted Stock, includes, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of such Stock, including without limitation an assignment for the benefit of creditors of the Participant, a transfer by operation of law, such as a transfer by will or under the laws of descent and distribution, an execution of judgment against the Option Stock or Restricted Stock or the acquisition of record or beneficial ownership thereof by a lender or creditor, a transfer pursuant to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse (except for estate planning purposes) under which a part or all of the shares of Option Stock and Restricted Stock are transferred or awarded to the spouse of the Participant or are required to be sold, or a transfer resulting from the filing by the Participant of a petition for relief, or the filing of an involuntary petition against such Participant, under the bankruptcy laws of the United States or of any other nation.

3.	Eligibility. Options and Restricted Stock may be granted under this Plan only to persons who are Eligible Persons as of the time of such grant. In the case of ISOs, only Eligible Persons who are employees or officers of the Company or one of its Subsidiaries shall be eligible to receive a grant of ISOs.

4.	Administration.

(a)	Administration by the Committee. The Committee, subject to the direction of the Board, will administer this Plan, but may delegate such powers or duties to employees of the Company or its Subsidiaries, as it deems appropriate. The Board may take any action under this Plan that the Committee could otherwise take.

(b)	Authority and Discretion of Committee. The Committee will have full and final authority in its discretion, at any time subject only to the express terms, conditions and other provisions of the

Company’s articles of incorporation, bylaws and this Plan, and the specific limitations on such discretion set forth herein:

(i)	to select and approve the persons to whom Options will be granted under this Plan from among the Eligible Persons, including the number of Options and the amount of Option Stock available for purchase under such Options so granted to each person;

(ii)	to select and approve the persons to whom Restricted Stock will be issued under this Plan from among the Eligible Persons and the number shares of Restricted Stock to be so issued;

(iii)	to determine the period or periods of time during which Options may be exercised or become exercisable, the Option Price and the duration of such Options, the date on which Options are granted, and other matters to be determined by the Committee in connection with specific Option grants and Option Agreements as specified under this Plan;

(iv)	to determine the period or periods of time during which the Restricted Stock may vest, the Designated Performance Criteria on which vesting may be dependent, the date on which shares of Restricted Stock are awarded and other matters to be determined by the Committee in connection with specific issuances of Restricted Stock and Restricted Stock Agreements as provided in this Plan; and

(v)	to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to this Plan, and to make all other determinations necessary or advisable for the operation and administration of this Plan.

(c)	Designation of Options. Except as otherwise provided herein, the Committee will designate any Option granted hereunder either as an ISO or as an NSO. To the extent that the Fair Market Value of Stock, determined at the time the Option is granted, with respect to which all ISOs are exercisable for the first time by any individual during any calendar year (pursuant to this Plan and all other plans of the Company and/or its Subsidiaries) exceeds $100,000, such Option will be treated as an NSO.

(d)	Option Agreements. Options will be deemed granted hereunder only upon the execution and delivery of an Option Agreement by the Participant and a duly authorized officer of the Company. Options will not be deemed granted hereunder merely upon the authorization of such grant by the Committee.

(e)	Restricted Stock Agreements. Restricted Stock will be issued hereunder only upon the execution and delivery of a Restricted Stock Agreement by the Restricted Stockholder and a duly authorized officer of the Company. Restricted Stock will not be deemed issued merely upon the authorization of such issuance by the Committee.

5.	Shares Reserved for Options and Restricted Stock. Subject to Sections 8 and 11 of this Plan, the aggregate number of shares of Option Stock and Restricted Stock that may be issued and outstanding pursuant to the exercise of Options under this Plan (the “Option and Restricted Stock Pool”) will not exceed 2,000,000 shares. The maximum number of shares of Option Stock and Restricted Stock which may be subject to one or more awards to a single Eligible Person shall not exceed 800,000 shares in the aggregate. Shares of Option Stock withheld as payment of an Option Price as described in subsection 6(d) by the Company and shares of Restricted Stock that may be forfeited, as described in subsection 7(c) may be added back into the Option and Restricted Stock Pool and reissued. Shares of Option Stock that would have been issuable pursuant to Options, but that are no longer issuable because all or part of those Options have terminated or expired may also be added back into the Option and Restricted Stock Pool to be available for issuance.

6.	Terms of Stock Option Agreements. Each Option granted pursuant to this Plan will be evidenced by an Option Agreement between the Company and the Eligible Person to whom such Option is granted, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan. Apart from making copies of this Plan and Option Agreements under this Plan available to the Eligible Person, the Company shall have no obligation to explain the terms and conditions of the Plan or Option Agreements, including, not by way of limitation, the terms of vesting, the available methods for exercising Options and the timing of an Option’s expiration. Without limiting the foregoing, the following terms and conditions will be considered a part of each Option Agreement (unless otherwise stated therein):

(a)	Covenants of Participant. Nothing contained in this Plan, any Option Agreement or in any other agreement executed in connection with the granting of an Option under this Plan will confer upon any Participant any right with respect to the continuation of his or her status as an employee, officer or director of the Company or its Subsidiaries.

(b)	Option Vesting Periods. Each Option Agreement will specify the period or periods of time within which each Option or portion thereof will first become exercisable (the “Option Vesting Period”). Unless otherwise indicated in an Option Agreement, all Options shall become vested and exercisable upon the effective date of a Hostile Change in Control of the Company.

(c)	Exercise of the Option.

(i)	Mechanics and Notice. Options may be exercised to the extent exercisable by giving written notice to the Company specifying the number of Options to be exercised, the date of the grant of the Option or Options to be exercised, the Option Price, the desired effective date of the exercise, the number of full shares of Option Stock to be retained by the Participant after exercise, and the method of payment. Once written notice complying with the requirements of this subsection is received, the Committee or its designee shall promptly notify the Participant of the amount of the Option Price and withholding taxes due, if either or both is applicable. Payment of any amounts owing shall be due immediately upon receipt of such notice.

(ii)	Withholding Taxes. As a condition to the issuance of shares of Option Stock upon exercise of an Option granted under this Plan, the Participant will pay to the Company in cash, through cashless exercise as described in subsection (d), or in such other form as the Committee may determine in its discretion, the amount of the Company’s Tax Withholding Liability, if any, associated with such exercise. The Committee may prescribe a specific method of payment of such withholding, in its discretion and may disallow such withholding through cashless exercise if it determines that the amount of shares being withheld pursuant to the cashless exercise exceeds the minimum amount of Tax Withholding Liability.

(d)	Payment of Option Price. Each Option Agreement will specify the Option Price, with respect to the exercise of Option Stock granted thereunder, which may be stated in terms of a fixed dollar amount, a percentage of Fair Market Value at the time of the grant, or such other method as determined by the Committee in its discretion. In no event will the Option Price for an ISO or NSO granted hereunder be less than the Fair Market Value (or, where an ISO Participant is a 10% Shareholder, one hundred ten percent (110%) of such Fair Market Value) of the Option Stock at the time such ISO or NSO is granted.

(i)	The Option Price will be payable to the Company in United States dollars in cash or by certified check or, such other legal consideration as may be approved by the Committee, in its discretion.

(ii)	The Committee, in its discretion, may permit a Participant to pay all or a portion of the Option Price and/or Tax Withholding Liability, if applicable, with respect to the exercise of an Option either by surrendering shares of Stock already owned by such Participant or by withholding shares of Option Stock, provided that the Committee determines that the Fair Market Value of such surrendered Stock or withheld Option Stock is equal to the corresponding portion of such Option Price and/or Tax Withholding Liability, as the case may be, to be paid for therewith. The Committee may require the Participant’s attestation of ownership of Stock for at least 6 months in order to permit exercise or payment of Tax Withholding Liability by withholding of Option Stock.

(iii)	The Committee, in its discretion may permit a Participant to pay all or a portion of the Option Price and/or Tax Withholding Liability by a broker-dealer to whom the Participant has submitted an exercise notice consisting of a fully endorsed Option.

(iv)	In the case of a payment of Option Price and/or Tax Withholding Liability by any means other than cash or certified check, the Participant’s election must be made on or prior to the date of exercise of the Stock Option and must be irrevocable.

(e)	Notice of Disqualifying Disposition. In the event of a Disqualifying Disposition, the Participant will promptly give written notice to the Company of such disposition including information regarding the number of shares involved, the exercise price of the underlying Option through which the shares were acquired and the date of the Disqualifying Disposition.

(f)	Termination of the Option. Except as otherwise provided herein, each Option Agreement will specify the period of time, to be determined by the Committee in its discretion, during which the Option granted therein will be exercisable, not to exceed ten years from the date of grant (the “Option Period”); provided that the Option Period will not exceed five years from the date of grant in the case of an ISO granted to a 10% Shareholder.

(i)	Timing of Termination. To the extent not previously exercised, each Option will terminate upon the expiration of the Option Period specified in the Option Agreement; provided, however, that, subject to the discretion of the Committee, each Option will terminate, if earlier: (a) thirty days after the date that the Participant ceases to be an Eligible Person for any reason other than Cause, death or Disability; (b) immediately upon the Participant’s termination of employment for Cause; (c) 6 months after the date that the Participant ceases to be an Eligible Person by reason of such person’s death or Disability.

(ii)	Effect of Hostile Change in Control. Notwithstanding any other provision of this Plan, each Option will become fully exercisable upon the effective date of a Hostile Change in Control of the Company or a liquidation or dissolution of the Company.

(g)	Transferability of Options. ISOs will be subject to Transfer by the Participant only by will or the laws of descent and distribution. NSOs will be subject to Transfer by the Participant only by will or the laws of descent and distribution or, at the discretion of the Committee, by direct gift to a family member, or gift to a family trust or family partnership. The terms “family member,” “family trust” and “family partnership” shall have meanings consistent with Section 704 of the Code. Options will be exercisable only by the Participant during his or her lifetime, or, with respect to an NSO, by any of the recipients of the Transfers specifically permitted by this subsection (g).

(h)	Compliance with Law. Notwithstanding any other provision of this Plan, Options may be granted pursuant to this Plan, and Option Stock may be issued pursuant to the exercise thereof by a Participant, only after there has been compliance with all applicable federal and state tax and securities laws. The right to exercise an Option will be further subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration or qualification of the shares of Option Stock called for by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of or in connection with the granting of such Option or the purchase of shares of Option Stock, the Option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval is effected or obtained free of any conditions not acceptable to the Committee, in its discretion.

(i)	Stock Certificates. Certificates representing the Option Stock issued pursuant to the exercise of Options will bear all legends required by law and necessary to effectuate this Plan’s provisions. The Company may place a “stop transfer” order against shares of the Option Stock until all restrictions and conditions set forth in this Plan and in the legends referred to in this subsection (i) have been complied with.

(j)	Non-Compete. The Committee, in its discretion, may, as a condition to the grant of an Option, require that the Participant enter into a covenant not to compete, a non-dislosure agreement or a Confidential Information Agreement with the Company and its Subsidiaries, which shall become effective on the date of termination of employment of the Participant with the Company, or any other date the Committee designates, and which shall contain such terms and conditions as the Committee specifies.

(k)	Other Provisions. The Option Agreement may contain such other terms, provisions and conditions, including such special forfeiture conditions, rights of repurchase, rights of first refusal and other restrictions on Transfer of Option Stock issued upon exercise of any Options granted hereunder, not inconsistent with this Plan, as may be determined by the Committee in its sole discretion.

(l)	Compliance with Code Section 409A. If any Option would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the right to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to avoid the application of, or to maintain compliance with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 6(l) shall maintain, to the extent practicable, the original intent of the applicable provision without subjecting the Option to, or without violating thre requirements of, Code Section 409A.

7.	Terms of Restricted Stock Agreements. Each issuance of Restricted Stock pursuant to this Plan will be evidenced by a Restricted Stock Agreement between the Company and the Eligible Person to whom such Restricted Stock is to be issued, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan. Each Restricted Stock Agreement (unless otherwise stated therein) will be deemed to include the following terms and conditions:

(a)	Covenants of Restricted Stockholder. Nothing contained in this Plan, any Restricted Stock Agreement or in any other agreement executed in connection with the issuance of Restricted Stock under this Plan will confer upon any Restricted Stockholder any right with respect to the continuation of his or her status as an employee or officer of the Company or its Subsidiaries.

(b)	Restricted Stock Vesting Periods. Except as otherwise provided herein, each Restricted Stock Agreement may specify the period or periods of time within which shares of Restricted Stock will no longer be subject to the restrictions imposed under this Plan or any Restricted Stock Agreement (the “Restricted Stock Vesting Period”), as set forth in this subsection 7(b). A Restricted Stock Agreement may also specify Designated Performance Criteria which must be satisfied within the Restricted Stock Vesting Period. Restricted Stock Vesting Periods shall be determined by the Committee in its discretion and may be accelerated or shortened by the Committee in its discretion, but shall not exceed ten years for full vesting. All shares of Restricted Stock shall become immediately and fully vested upon a Hostile Change in Control of the Company.

(c)	Forfeiture of Restricted Stock. To the extent that the applicable Restricted Stock Vesting Period has not elapsed, each share of Restricted Stock, subject to the discretion of the Committee, shall be forfeited immediately as of the date the Restricted Stockholder ceases to be an Eligible Person for any reason.

(d)	Restrictions on Transfer of Restricted Stock.

(i)	General Rule on Transfers of Restricted Stock. Restricted Stock may be transferred only if required by law. All Transfers of Restricted Stock not meeting the conditions set forth in this subsection 7(d) are expressly prohibited.

(ii)	Effect of Prohibited Transfer. Any prohibited Transfer of Restricted Stock is void and of no effect. Should such a Transfer purport to occur, the Company may refuse to carry out the Transfer on its books, attempt to set aside the Transfer, enforce any undertaking or right under this subsection 7(d), or exercise any other legal or equitable remedy.

(iii)	Escrow. The Committee may, in its discretion, require that the Restricted Stockholder deliver the certificate(s) for the Restricted Stock with a stock power executed in blank to the Secretary of the Company or his or her designee to hold said certificate(s) and stock power(s) in escrow and to take all such actions and to effectuate all such Transfers and/or releases as are in accordance with the terms of this Plan. The certificate(s) may be held in escrow so long as the shares of Restricted Stock are subject to any restrictions under this Plan or under a Restricted Stock Agreement. Each Restricted Stockholder acknowledges that the Secretary of the Company (or his or her designee) is so appointed as the escrow holder with the foregoing authorities as a material inducement to the issuance of shares of Restricted Stock under this Plan, that the appointment is coupled with an interest, and that it accordingly will be irrevocable. The escrow holder will not be liable to any party to a Restricted Stock Agreement (or to any other party) for any actions or omissions unless the escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine.

(e)	Compliance with Law. Notwithstanding any other provision of this Plan, Restricted Stock may be issued pursuant to this Plan only after there has been compliance with all applicable federal and state tax and securities laws.

(f)	Stock Certificates. Certificates representing the Restricted Stock issued pursuant to this Plan will bear all legends required by law and necessary to effectuate this Plan’s provisions. The Company may place a “stop transfer” order against shares of the Restricted Stock until all restrictions and conditions set forth in this Plan and in the legends referred to in this subsection 8(f) have been complied with.

(g)	Non-Compete. The Committee, in its discretion, may, as a condition to the grant of a Restricted Stock, require that the Participant enter into a covenant not to compete, a non-disclosure agreement or a Confidential Information Agreement with the Company and its Subsidiaries, which shall become effective on the date of termination of employment of the Participant with the Company, or any other date the Committee designates, and which shall contain such terms and conditions as the Committee specifies.

(h)	Other Provisions. The Restricted Stock Agreement may contain such other terms, provisions and conditions, including such special forfeiture conditions, rights of repurchase, covenants not to compete, rights of first refusal and other restrictions on Transfer of Restricted Stock issued hereunder, not inconsistent with this Plan, as may be determined by the Committee in its sole discretion.

8.	Adjustments Upon Changes in Stock. In the event of any change in the outstanding Stock of the Company as a result of a merger, reorganization, stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate proportionate adjustments will be made:

(a)	in the aggregate number of shares of Option Stock and Restricted Stock in the Option and Restricted Stock Pool;

(b)	in the Option Price and the number of shares of Option Stock that may be purchased pursuant to an outstanding Option granted hereunder;

(c)	in the number of shares of Restricted Stock subject to a Restricted Stock Agreement;

(d)	in the exercise price of any rights of repurchase or of first refusal under this Plan; and

(e)	with respect to other rights and matters determined on a per share basis under this Plan or any associated Option Agreement or Restricted Stock Agreement.

Any such adjustments will be made only by the Committee, and when so made will be effective, conclusive and binding for all purposes with respect to this Plan and all Options and Restricted Stock then outstanding. No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of its Stock or securities convertible into or exchangeable for shares of its Stock.

9.	Proceeds from Sale of Option Stock. Cash proceeds from the sale of shares of Option Stock issued from time to time upon the exercise of Options granted pursuant to this Plan will be added to the general funds of the Company and as such will be used from time to time for general corporate purposes.

10.	Modification, Extension and Renewal of Options and Restricted Stock. Subject to the terms and conditions and within the limitations of this Plan, the Committee may modify, extend or renew outstanding Options or Restricted Stock granted under this Plan, but in no event may the Committee change the Option Price as stated in the Option Agreement, if expressed as a fixed dollar amount, or the manner in which the Option Price is to be calculated as stated in the Option Agreement, if expressed as a percentage of Fair Market Value at the time of the grant or otherwise. Notwithstanding the foregoing, no modification of any Option or Restricted Stock will, without the consent of the holder of the Option or Restricted Stockholder, alter or impair any rights or obligations under any Option or Restricted Stock previously granted under this Plan.

11.	Amendment and Discontinuance. The Committee may amend, and the Board may suspend or discontinue, this Plan at any time, provided that:

(a)	No such action may, without the approval of the shareholders of the Company, increase the maximum total number of shares of Option Stock or Restricted Stock that may be granted to an individual over the term of this Plan, or materially increase (other than by reason of an adjustment pursuant to Section 8 hereof) the aggregate number of shares of Option Stock and Restricted Stock in the Option and Restricted Stock Pool that may be granted pursuant to this Plan;

(b)	No action of the Committee will cause ISOs granted under this Plan not to comply with Section 422 of the Code unless the Committee specifically declares such action to be made for that purpose;

(c)	No action of the Committee shall alter or impair any Option or Restricted Stock previously granted under this Plan without the consent of such affected Participant.

12.	Plan Binding upon Successors. This Plan shall be binding upon and inure to the benefit of the Company, its Subsidiaries, and their respective successors and assigns, and Eligible Persons and their respective assigns, personal representatives, heirs, legatees and beneficiaries.

13.	Compliance with Rule 16b-3. With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to be exempt from short-swing profit liability. To the extent that any transaction made pursuant to the Plan may give rise to short-swing profit liability, the Committee may deem such transaction to be null and void, to the extent permitted by law and deemed advisable by the Committee.

14.	Notices. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company:

(a)	On the date it is personally delivered to the Secretary of the Company at its principal executive offices; or

(b)	Three business days after it is sent by registered or certified mail; postage prepaid, addressed to the Secretary at such offices. and to a Participant:

(c)	On the date it is personally delivered to him or her; or

(d)	Three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company.

15.	Governing Law. This Plan will be governed by, and construed in accordance with, the laws of the State of Michigan, without regard to its conflict of laws provisions.

16.	Copies of Plan. A copy of this Plan will be delivered to each Participant at or before the time he or she executes an Option Agreement.

Please mark your votes as indicated in this example	☒

1.	Election of Directors	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS

	Nominees:	☐	☐	☐
01 Robert S. Cubbin 02 Robert F. Fix 03 Hugh W. Greenberg 04 Florine Mark

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee‘s name in the space provided below.)

*Exceptions

		FOR	AGAINST	ABSTAIN

2.	Ratification of the Appointment of Independent Registered Public Accounting Firm.	☐	☐	☐

3.	Approval of the Meadowbrook Insurance Group, Inc. 2009 Equity Compensation Plan.	☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
▲  FOLD AND DETACH HERE  ▲
YOUR VOTE IS IMPORTANT
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
IN THE ENCLOSED ENVELOPE PROMPTLY.

MEADOWBROOK
INSURANCE GROUP, INC.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 14, 2009.
The Annual Report to Shareholders and the Proxy Statement are available on-line at:
http://www.meadowbrook.com

46356

PROXY	PROXY
MEADOWBROOK INSURANCE GROUP, INC.
Proxy for 2009 Annual Meeting of Stockholders to be held May 14, 2009
THE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
MEADOWBROOK INSURANCE GROUP, INC.
     The undersigned stockholder of MEADOWBROOK INSURANCE GROUP, INC. (the “Company”) hereby appoints ROBERT S. CUBBIN, KAREN M. SPAUN or MICHAEL G. COSTELLO, jointly and severally, the attorney and proxies of the undersigned stockholder, with the full power of substitution, to vote all of the shares of common stock of the Company standing in the name of the undersigned stockholder at the close of business on March 13, 2009 at the 2009 Annual Meeting (the “Annual Meeting”) of the stockholders of the Company to be held on Thursday, May 14, 2009 and at any adjournments thereof, with all the powers the undersigned stockholder would possess if then, and there present.
     The undersigned stockholder acknowledges receipt of the Notice of the 2009 Annual Meeting and Proxy Statement, both dated April 10, 2009.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE PROMPTLY.
(Continued and to be marked, dated and signed, on the other side)

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments (Mark the corresponding box on the reverse side)	P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

▲  FOLD AND DETACH HERE  ▲
You can now access your BNY Mellon Shareowner Services account online.
Access your BNY Mellon Shareowner Services shareholder/stockholder account online via Investor ServiceDirect® (ISD).
The transfer agent for Meadowbrook Insurance Group, Inc. now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN
Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
www.bnymellon.com/shareowner/isd
Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
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